SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

AMERICAN STATES WATER COMPANY
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[x]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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____________________________________________________________________________________
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____________________________________________________________________________________
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Notice of 2010 Annual Meeting of Shareholders

Date:	May 27, 2010

Time:	10:00 a.m., Pacific Time

Location:	The Langham
1401 South Oak Knoll Avenue
Pasadena, California 91106

Record Date:	March 31, 2010

Agenda:	To elect the following three class II directors to the board of directors to serve until the annual meeting in 2013 or until their successors are duly elected and qualified:

Mr. Robert F. Kathol
Mr. Gary F. King
Mr. Lloyd E. Ross

To approve the Performance Incentive Plan

To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm; and

To transact any other business, which may properly come before the 2010 annual meeting or any adjournment thereof.

By order of the board of directors:

Ms. Eva G. Tang
Corporate Secretary

San Dimas, California
April 12, 2010

Important Notice Regarding the Availability of Proxy Materials
For the Shareholders Meeting to Be Held on May 27, 2010

Pursuant to new rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials by sending you the proxy statement, a proxy card and our Annual Report on Form 10-K for the year ended December 31, 2009. This proxy statement and our 2009 annual report are also available on the Internet at www.proxyvote.com. Shares must be voted either by telephone, online or by completing and returning a proxy card as provided in our proxy statement. Shares cannot be voted by marking, writing on and/or returning this notice or any other notice of Internet availability of our proxy materials.

Directions for Attending the 2010 Annual Meeting

     We will hold the 2010 annual meeting at The Langham, 1401 South Oak Knoll Avenue, Pasadena, California 91106.

     For shareholders of record, the detachable portion of your proxy card is your ticket to the 2010 annual meeting. Please present your ticket when you reach the registration area at the 2010 annual meeting.

     For shareholders who hold shares through a brokerage firm, bank or other holder of record, your admission ticket is the copy of your latest account statement showing your investment in our common shares. Please present your account statement to one of our representatives at the 2010 annual meeting. You cannot vote your shares at the 2010 annual meeting unless you have obtained a legal proxy from your broker, bank or other shareholder of record. A copy of your account statement is not sufficient for this purpose.

Directions to The Langham

American States Water Company

Proxy Statement for 2010 Annual Meeting

 ________________________________________________________________________

INFORMATION ABOUT THE 2010 ANNUAL MEETING	1
What is the purpose of the 2010 annual meeting?	1
Who may attend the 2010 annual meeting?	1
How may I vote my shares in person at the 2010 annual meeting?	1
How may I vote my shares without attending the 2010 annual meeting?	2
May I change my vote after I submit a proxy?	3
How may I cast my vote?	3
May I cumulate my votes for a director?	3
How does the board recommend that I vote at the 2010 annual meeting?	4
How will the named proxies vote if I send in my proxy without voting instructions?	4
How will the named proxies vote if a nominee is unable to serve as director?	4
What vote is required to approve each of the proposals?	4
What happens if cumulative voting occurs?	4
What is the quorum requirement for the 2010 annual meeting?	5
Who bears the costs of proxy distribution and solicitation?	5
What does it mean if I receive more than one proxy or voting instruction card?	5
Who will serve as inspector of election?	5
How is an annual meeting adjourned?	5
BOARD STRUCTURE AND COMMITTEES	6
How is the board of directors structured?	6
What is the board’s role in risk oversight?	6
What are the procedures for changing the number of directors?	7
How are vacancies filled on the board of directors?	7
Under what circumstances may a director be removed from the board?	7
What committees does the board of directors have?	7
How often did the board and each of the committees meet during 2009?	8
NOMINATING AND GOVERNANCE COMMITTEE	8
What are the functions of the nominating and governance committee?	8
How does the nominating and governance committee assess candidates to fill vacancies
on the board?	8
What is the role of the board in the nomination process?	10
Who are the members of the nominating and governance committee?	10
How may a shareholder nominate a person to serve on the board?	10
Did we pay fees to any third party to assist us in evaluating or identifying potential
nominees to the board?	11

i

Did we receive any nominations for director from certain large beneficial owners of our
common shares?	11
AUDIT AND FINANCE COMMITTEE	11
Who are the members of the audit and finance committee?	11
Does the audit and finance committee have any audit committee financial experts?	11
Audit and Finance Committee Report	11
COMPENSATION COMMITTEE	13
What are the functions of the compensation committee?	13
What fees did we pay for services provided by our compensation consultant and its
affiliates?	14
Compensation committee interlocks and insider participation	14
GOVERNANCE OF THE COMPANY	14
Is each of our board and committee members independent?	14
Do we have any relationships with any executive officers?	16
What procedures do we use for reviewing and approving transactions between us and our
directors and executive officers?	16
Have any of our directors, executive officers or affiliates been involved in certain legal
proceedings during the past ten years?	17
What is our policy regarding attendance by board members at our annual meetings?	17
What is the process for shareholders and other interested persons to send communications
to our board?	17
What are the requirements for submission of shareholder proposals?	17
STOCK OWNERSHIP	18
Are there any large owners of our common shares?	18
How much stock do directors and executive officers own?	19
Section 16(a) Beneficial Ownership Reporting Compliance	20
PROPOSAL 1: ELECTION OF DIRECTORS	20
What is the experience of each nominee for election as a director?	20
What is the experience of our other directors?	22
How did we compensate our directors in 2009?	26
EXECUTIVE OFFICERS	29
What has been the business experience of our executive officers during the past five
years?	29
Compensation Discussion and Analysis	30
Compensation Committee Report	39
How were certain of our executive officers compensated in 2009?	40

ii

What plan-based awards did we make to these executive officers in 2009?		44
What equity awards granted to these executive officers were outstanding at the end of the
year?		45
Did any of these executive officers exercise options or have restricted stock or restricted
stock units vest in 2009?		46
What pension benefits are payable to these executive officers?		47
Are any of these executive officers participants in a non-qualified deferred compensation
plan?		48
What are the terms of severance arrangements with executive officers?		48
What are the terms of change in control agreements with executive officers?		48
What do we estimate we will pay each of these executive officers in the event his or her
employment is terminated as a result of a change in control?		50
PROPOSAL 2: APPROVAL OF PERFORMANCE INCENTIVE PLAN		51
Why did the board approve the performance incentive plan?		51
What are the material terms of the performance incentive plan?		51
What benefits may be paid under the performance incentive plan?		54
What securities have been authorized for issuance under equity compensation plans of the
company?		54
PROPOSAL 3: RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS
LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM		55
What are the audit and finance committee’s pre-approval policies and procedures?		55
Principal accounting fees and services		56
OTHER MATTERS		57
OBTAINING ADDITIONAL INFORMATION FROM US		57
ATTACHMENT 1	Audit/Finance Committee Charter
ATTACHMENT 2	Performance Incentive Plan

iii

April 12, 2010

American States Water Company
630 East Foothill Blvd.
San Dimas, California 91773

2010 Proxy Statement

     We are sending this proxy statement and the accompanying proxy to each of our shareholders of record on or about April 12, 2010 in connection with the solicitation by our board of directors of proxies to be voted at our 2010 annual meeting and any adjournments thereof. We have set the record date for determining the shareholders entitled to vote at the 2010 annual meeting as the close of business on March 31, 2010. As of March 31, 2010, we had 18,558,493 common shares outstanding. We do not have any other outstanding equity securities. Each of our common shares is entitled to one vote.

     We will hold our 2010 annual meeting on May 27, 2010 at 10:00 a.m., Pacific Time, at The Langham, 1401 South Oak Knoll Avenue, Pasadena, California 91106.

INFORMATION ABOUT THE 2010 ANNUAL MEETING

What is the purpose of the 2010 annual meeting?

     At our 2010 annual meeting, we will ask our shareholders to elect three class II directors who will serve until our annual meeting of shareholders in 2013, or until our shareholders duly elect their qualified successors. We will also ask shareholders to approve the performance incentive plan, to ratify the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm, and to vote on any other matter which may properly come before the 2010 annual meeting or any adjournment, including any proposal to adjourn the 2010 annual meeting.

     Even if you are able to attend the 2010 annual meeting, we encourage you to vote early using the mail, telephone or on-line methods described below.

Who may attend the 2010 annual meeting?

     Our shareholders and our representatives may attend our 2010 annual meeting. If you are a shareholder of record on the record date, you must bring the detachable portion of your proxy card in order to gain admission to our 2010 annual meeting. You are a shareholder of record if your shares are registered directly in your name. We mailed this proxy statement directly to you if you are a shareholder of record.

     If you are a shareholder who holds shares through a brokerage firm, bank or other holder of record on the record date, you must bring a copy of your latest account statement showing your investment in our common shares. If you are a beneficial owner of our shares, your broker, bank, trustee or nominee sent this proxy statement to you.

How may I vote my shares in person at the 2010 annual meeting?

     If you are the shareholder of record, you may vote your shares in person at the 2010 annual meeting if you have the detachable portion of your proxy card as proof of identification. If you are the beneficial owner of shares held in street name, you may vote your shares, at the meeting, if you obtained a legal proxy from your broker, bank or other shareholder of record. Participants in Golden State Water Company’s 401(k) plan may not vote their 401(k) shares in person at the 2010 annual meeting since the 401(k) plan trustee is the holder of record of these shares.

How may I vote my shares without attending the 2010 annual meeting?

     All proxies that shareholders properly sign and return, unless properly revoked, will be voted at the 2010 annual meeting or any adjournment thereof in accordance with the instructions indicated on the proxy.

     You may vote your shares without attending the 2010 annual meeting by mail, by telephone or by Internet.

     Voting by Mail
  You may sign, date and return your proxy cards in the pre-addressed, postage-paid envelope provided.
     Voting by Telephone
  You may vote by proxy using the toll-free telephone number listed on the proxy card. Please have the proxy card in hand before calling.

  If your shares are held through a brokerage firm, bank or other holder of record, you may vote by telephone only if the holder of record (broker, bank or other holder of record) offers that option to you.

  Votes submitted by telephone must be received by 11:59 p.m., Eastern Time, on May 26, 2010 in order to be voted at the 2010 annual meeting.
     Voting by Internet
  You may also choose to vote by proxy using the Internet. The Internet address is www.proxyvote.com which is also listed on the proxy card. Please have the proxy card in hand before going online. You may also view our proxy statement and 2010 annual report at this web-site.

  If your shares are held through a brokerage firm, bank or other holder of record, you may vote by the Internet only if the holder of record (broker, bank or other holder of record) offers that option to you.

  Votes submitted by Internet must be received by 11:59 p.m., Eastern Time, on May 26, 2010 in order to be voted at the 2010 annual meeting.
     Regardless of whether or not you attend the 2010 annual meeting in person, we encourage all of our shareholders to vote using one of the methods described above.

     Participants in Golden State Water Company’s 401(k) plan may vote their 401(k) plan shares using any of the methods described above. Votes submitted by telephone or using the Internet must be received by 11:59 p.m. on May 24, 2010 in order for us to forward your instructions to the 401(k) plan trustee. The trustee will vote 401(k) plan shares as to which no directions are received in the same ratio as 401(k) plan shares with respect to which directions are received from other participants in the 401(k) plan, unless contrary to the Employee Retirement Income Security Act of 1974.

May I change my vote after I submit a proxy?

     You may revoke your proxy at any time before the named proxies vote at the 2010 annual meeting by any of the following methods:
  filing with us a written notice of revocation of the proxy bearing a later date,

  attending the 2010 annual meeting and voting in person, or presenting a written notice of the revocation of the proxy at the 2010 annual meeting.
     If you hold your shares through a broker, bank or other shareholder of record, then you must obtain a legal proxy in order to take any of these actions.

     Please bear in mind that your execution of a proxy will not affect your right to attend the 2010 annual meeting or any adjournment thereof and vote in person; however, your attendance at the 2010 annual meeting will not, by itself, revoke your proxy, unless you take one of the actions listed above.

How may I cast my vote?

     In the election of directors, you may vote your shares for the nominees in the following manner:
  “FOR” all of the nominees,

  “WITHHOLD” all (you may withhold your authority to vote for any nominee by lining through or otherwise striking out the name of any nominee), or

  “FOR ALL EXCEPT,” and write in the nominee(s) with respect to whom you choose to withhold your authority to vote.
     With respect to the vote to approve the performance incentive plan and to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, you may vote your shares in the following manner:
  “FOR,”

  “AGAINST,” or

  “ABSTAIN”
     Each share is entitled to one vote on each of these matters.

May I cumulate my votes for a director?

     You may not cumulate your votes for a director (i.e., cast for any candidate a number of votes greater than the number of common shares that you hold on the record date) unless you or another shareholder places the candidate’s name in nomination prior to the voting, and prior to the voting, gives notice of an intention to cumulate votes at the 2010 annual meeting.
     If you or any other shareholder gives notice prior to voting of an intention to cumulate votes, then all shareholders may cumulate their votes for candidates who have been nominated.

How does the board recommend that I vote at the 2010 annual meeting?

     Our board recommends that you vote your shares “FOR” each of the nominees for class II director, “FOR” the proposal to approve the performance incentive plan and “FOR” the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

How will the named proxies vote if I send in my proxy without voting instructions?

     The named proxies will vote “FOR” the election of the board’s nominees as directors, “FOR” the proposal to approve the performance incentive plan and “FOR” the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm if you send in your proxy without voting instructions. The named proxies will also vote in favor of such other matters as are incident to the conduct of the 2010 annual meeting, unless otherwise instructed.

How will the named proxies vote if a nominee is unable to serve as director?

     In the event any one or more of the nominees is withdrawn from nomination as a director or is unable to serve for any reason, a contingency not now anticipated, the named proxies may vote for a substitute nominee or nominees, unless otherwise instructed by a shareholder on his or her proxy.

What vote is required to approve each of the proposals?

Proposal 1

Candidates for the board of directors receiving the highest number of affirmative votes of the shares entitled to vote at the 2010 annual meeting in person or by proxy (up to the number of directors to be elected) will be elected. Votes cast against a candidate or votes withheld will have no legal effect. Brokers are not authorized to vote on this proposal unless you instruct otherwise.

Proposal 2

Approval of the performance incentive plan will be ratified by the affirmative vote of those present in person or by proxy at the 2010 annual meeting. Abstentions on this proposal will have the effect of a vote against the proposal. Brokers are authorized to vote on this proposal unless you instruct otherwise.

Proposal 3

The appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm will be ratified by the affirmative vote of those present in person or by proxy at the 2010 annual meeting. Abstentions on this proposal will have the effect of a vote against the proposal. Brokers are authorized to vote on this proposal unless you instruct otherwise.

What happens if cumulative voting occurs?

     If we conduct voting for directors by cumulative voting, then you may cast a number of votes equal to the number of directors authorized multiplied by the number of shares you have a right to vote. You may cast your votes for a single candidate or you may distribute your votes on the same principle among as many candidates in whatever proportion you desire.

     The accompanying proxy card will grant the named proxies discretionary authority to vote cumulatively if cumulative voting applies. Unless you instruct the named proxies otherwise, the named proxies will vote equally for each of the three candidates for the office of director; provided, however, that if sufficient numbers of our shareholders exercise cumulative voting rights to elect one or more candidates, the named proxies will:
  determine the number of directors they may elect,

  select such number from among the named candidates,

  cumulate their votes, and

  cast their votes for each candidate among the number they are entitled to vote.
What is the quorum requirement for the 2010 annual meeting?

     A quorum is present if shareholders holding a majority of shares entitled to vote on the record date are present at the 2010 annual meeting, either in person or by proxy. We will count shares represented by proxies that reflect abstentions and broker non-votes as present and entitled to vote for purposes of determining the presence of a quorum. The term “broker non-vote” refers to shares held by brokers or nominees who have not received instructions on how to vote from the beneficial owners or persons entitled to vote if the broker or nominee indicates on the proxy that the broker or nominee does not have discretionary power to vote on the matter.

Who bears the costs of proxy distribution and solicitation?

     We will bear the entire cost of preparing, assembling, printing and mailing proxy statements, and the costs of any additional materials, which the board may furnish to you. We will solicit proxies by U.S. mail or, in the case of brokers, banks and other nominees by personal delivery. We have engaged the services of Morrow & Company for $5,500 to assist us in soliciting proxies. We may also solicit proxies by telephone, or personally, by directors, officers and regular employees of the company who will receive no extra compensation for performing these services.

What does it mean if I receive more than one proxy or voting instruction card?

     It means your shares are either registered differently or appear in more than one account. Please provide us with voting instructions for all proxy and voting instruction cards that you receive.

Who will serve as inspector of election?

     The board of directors has appointed Broadridge Financial Solutions, Inc. to act as the inspector of election. The inspector of election will count all votes cast, whether in person or by proxy.

How is an annual meeting adjourned?

     Shareholders may adjourn an annual meeting by the affirmative vote of a majority of the shares represented at the annual meeting, in person or by proxy, even if a quorum is not present. If a proposal is made to adjourn the 2010 annual meeting in order to enable management to continue to solicit proxies in favor of a proposal, the proxies will be voted in favor of adjournment, unless otherwise instructed.

     In the absence of a quorum at the 2010 annual meeting, no business may be transacted at the 2010 annual meeting other than an adjournment. We may conduct any business at an adjourned meeting which we could have conducted at the original meeting.

     We are not required to give you notice of an adjournment of an annual meeting if we announce the time and place of the adjournment at the annual meeting at which the adjournment takes place. We must, however, give you notice of the adjourned meeting if the adjournment is for more than 45 days or, if after the adjournment, we set a new record date for the adjourned meeting.

BOARD STRUCTURE AND COMMITTEES

How is the board of directors structured?

     The board of directors currently consists of nine directors, with an independent non-management director serving as its chair. The board is divided into three classes (class I, class II and class III). Shareholders elect directors in each class to serve for a three-year staggered term expiring in successive years or until shareholders duly elect their successors. The term of the class I directors will expire at the 2012 annual meeting. The term of the class II directors elected at this annual meeting will expire at the 2013 annual meeting. The term of the class III directors will expire at the 2011 annual meeting.

     Lloyd Ross, the chair of the board, is a non-voting ex-officio member of all committees of the board and is the presiding director for executive sessions of the board. The board holds executive sessions of the board following regularly scheduled meetings and on an as-needed basis, some of which are non-management executive sessions. Currently, Mr. Sprowls, who is also president and chief executive officer of the company, is the only director that participates in executive sessions of the board. He does not participate in non-management executive sessions. The board held six executive sessions of the board in 2009, three of which included non-management executive sessions.

     The board of directors has determined that Mr. Ross and seven of the other members of the board are independent directors of the company. The board believes that this leadership structure, in which the chair is an independent director, ensures a greater role for the eight independent directors in the oversight of the company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the board. The board further believes that this leadership structure is preferred by a significant number of the company’s shareholders. The board has used this leadership structure since the formation of the company as a holding company in 1998.

What is the board’s role in risk oversight?

     The board does not manage risk. Rather the board oversees enterprise risk management, or ERM, of the company performed under the direction of the chief executive officer and chief financial officer. The board satisfies this responsibility by obtaining information from each committee chair regarding the committee’s risk oversight activities and from regular reports directly from officers and other key management personnel responsible for risk identification, risk management and risk mitigation strategies. The reporting processes are designed to provide visibility to the board about the identification, assessment and management of critical risks and management’s risk mitigation strategies.

     The board has not established a risk oversight committee. Instead, each committee oversees risks within its area of responsibility.

     The audit and finance committee considers financial risks and exposures, particularly financial reporting, tax, accounting, disclosure and internal control over financial reporting, financial policies, investment guidelines, credit and liquidity matters and the company’s pension plans. The audit and finance committee receives regular reports from the internal auditor of the company in order to assist it in overseeing financial risks. The chair of the audit and finance committee also serves as a liaison between the audit and finance committee and the anti-fraud committee of the company. The audit and finance committee is not responsible for the oversight of non-financial risks. These oversight responsibilities are performed by the full board and other committees.

     The nominating and governance committee considers risks and exposures relating to corporate governance and succession planning. The compensation committee considers risks associated with executive and employee compensation programs. The ASUS committee oversees the risks and exposures associated with the company’s contracted services operations. The strategy and corporate development committee oversees strategic, financial and execution risks associated with the company’s strategic plans.

     In 2009, the board informed management that it was interested in providing additional oversight of the company’s enterprise risk management, or ERM systems. In July 2009, Diana Bontá was appointed as a liaison between the audit and finance committee and management with respect to these systems. Dr. Bontá reports to the audit and finance committee and the full board regarding management’s implementation of the company’s new ERM program and other matters relevant to the risk oversight responsibilities of the board.

What are the procedures for changing the number of directors?

     Under our bylaws, the board of directors may increase the authorized number of directors up to nine without obtaining shareholder approval so long as we list our common shares on the New York Stock Exchange. We currently have nine directors on our board. The board of directors may also decrease the number of authorized directors to no less than five without obtaining shareholder approval. If the number of authorized directors is decreased to five, then the board will cease to be classified; provided, that the decrease in the number of directors cannot shorten the term of any incumbent director.

     Unless otherwise approved by our shareholders, the board of directors will cease to be classified if our common shares are not listed on the New York Stock Exchange.

How are vacancies filled on the board of directors?

     The majority of the remaining directors may fill vacancies on the board, except those existing as a result of a removal of a director, though less than a quorum. If the board consists of only one director, the sole remaining director may fill all vacancies on the board. Each director so elected will hold office until the end of the term of the director who has been removed, or until the director’s successor has been duly elected and qualified. Our shareholders also have the right to elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors.

Under what circumstances may a director be removed from the board?

     Under California law, members of the board of directors may be removed by the board of directors as the result of a felony conviction or court declaration of unsound mind,

  by the shareholders without cause, or

  by court order for fraudulent or dishonest acts or gross abuse of authority or discretion.
     Generally, shareholders may not remove a director if the votes cast against removal are sufficient to elect the director if voted cumulatively at an election of directors held at the time of removal. In addition, no director may be removed by shareholders by written consent unless all shareholders vote for removal of the director.

What committees does the board of directors have?

     The board has three standing committees:
  an audit and finance committee,

  a nominating and governance committee, and

  a compensation committee.

     Each of these committees operates under a written charter which identifies the purpose of the committee and its primary functions and responsibilities. Copies of these charters are available on our website at www.aswater.com. A copy of the audit and finance committee charter, which was revised on March 30, 2010, is also attached to the proxy statement as attachment 1.

     The board has also established a committee, known as the ASUS committee, to review our contracted services business and a strategy and corporate development committee. From time to time, the board establishes special committees or appoints members of the board to serve as liaisons between the board and management with respect to certain special projects. The board had two special committees in 2009, a special committee to oversee the transition to a new chief executive officer and an issuance committee that approved matters relating to securities offerings by the company and its wholly-owned subsidiary, Golden State Water Company. Three members of the board also served as liaisons between the board and/or its committees and management in 2009.

How often did the board and each of the committees meet during 2009?

     During 2009,
  directors met, as a board, nine times,

  the audit and finance committee met eight times,

  the nominating and governance committee met four times,

  the ASUS committee met seven times,

  the compensation committee met eight times,

  the strategy and corporate development committee met eight times,

  the special issuance committee met twice, and

  the special transition committee met once.
     No board member attended less than 75% of the meetings of the board in 2009. No committee member attended less than 75% of the committee meetings of any committee in which he or she was a member.

NOMINATING AND GOVERNANCE COMMITTEE

What are the functions of the nominating and governance committee?

     The nominating and governance committee assesses qualifications of candidates to fill vacancies on the board and makes recommendations to the board regarding candidates to fill these vacancies. The nominating and governance committee also recommends to the board changes in the company’s corporate governance policies and procedures, CEO succession and board training.

How does the nominating and governance committee assess candidates to fill vacancies on the board?

     The nominating and governance committee assesses nominees for directors on the basis of a number of qualifications, including:
  a reputation for integrity, honesty and adherence to high ethical standards,

  holding or having held a generally recognized position of leadership,

  business acumen, business or governmental experience and an ability to exercise sound business judgment in matters that relate to our current and long-term objectives,

  an interest and ability to understand the sometimes conflicting interests of our various constituencies, including shareholders, employees, customers, regulators, creditors and the general public,

  an interest and ability to act in the interests of all shareholders,

  an ability to work constructively with groups of diverse perspectives and to tolerate opposing viewpoints,

  a commitment to service on the board, including commitment demonstrated by prior board service, and a willingness to challenge and stimulate management.
     Each director, other than the chief executive officer of the company, is also expected to satisfy the independence requirements of the board.

     In addition, to the criteria set forth above, the nominating and governance committee considers how the skills and attributes of each individual candidate or incumbent director work together to create a board that is collegial, engaged and effective in performing its duties. In order to achieve this objective, the committee believes that the background and qualifications of the directors, considered as a group, should provide a significant mix and diversity of professional and personal experience, knowledge and skills that will allow the board to fulfill its responsibilities. The committee construes the concept of diversity broadly so as to include a variety of opinions, perspectives, personal experiences and backgrounds and other differentiating characteristics, including gender and ethnicity.

     The process used by the committee in assessing candidates for director is a subjective one. The committee has considered knowledge, skills and experience in the following areas to be helpful to the board in selecting nominees for director:
  finance

  accounting

  engineering

  real estate

  construction

  government contracting

  public utility and/or other regulated industry

  corporate governance

  customer and community service
     For information on the specific backgrounds and qualifications of our current directors, see “Proposal 1: Election of Directors.”

     As part of its annual self assessment process, the board also evaluates directors on a variety of criteria, including:
  independence

  commitment, time and energy devoted to service on the board overall and likely future contributions to the board

  attendance at, and preparation for, board and committee meetings effectiveness as chair of the board or a committee

  collegiality

  understanding the role of the board and the committees on which he or she serves judgment and appropriateness of comments, and

  willingness to challenge and stimulate management
     The nominating and governance committee considers candidates recommended by board members, professional search firms, shareholders and other persons, in addition to board members whose terms may be expiring. The manner in which the nominating and governance committee evaluates a new person as a nominee does not differ based on who makes the nomination.

What is the role of the board in the nomination process?

     After the board receives the nominating and governance committee’s recommendations on nominees, the board then nominates director candidates the board deems most qualified for election at an annual meeting.

     If a vacancy or a newly created board seat occurs between annual meetings, the board is responsible for filling the vacancy or newly created board seat in accordance with our bylaws as described above under the heading “How are vacancies filled on the board of directors?”

Who are the members of the nominating and governance committee?

     Ms. Holloway is the chair of the nominating and governance committee. Mr. Anderson, Dr. Bontá and Mr. Dodge are members of this committee. Mr. Ross serves as a non-voting ex-officio member of this committee.

How may a shareholder nominate a person to serve on the board?

     You may submit the name of a person for election as a director either by submitting a recommendation to the nominating and governance committee or by directly submitting a name for consideration at a shareholder meeting. In either event, you must submit the name of the nominee in writing to our corporate secretary at our corporate headquarters between February 26, 2011 and March 13, 2011, in order for your nominee to be considered for election as a director at the 2011 annual meeting. If we change the 2011 annual meeting date by more than 30 days from the date of our 2010 annual meeting or a special meeting is held, you will have another opportunity to submit nominations. In this case, the corporate secretary must receive your nomination at our corporate headquarters no later than the close of business on the tenth day following the earlier of the date on which we mail you notice of the meeting or we publicly disclose the meeting date.

     Your notice to the corporate secretary must contain:
  all information that the Securities and Exchange Commission requires us to disclose in our proxy statement about the nominee,

  a consent by the nominee to be named in the proxy statement and to serve as a director if elected,

  the name and address of the record and beneficial owner, if any, of the shares making the nomination, and the number of shares held.
     If you submit a name for consideration by the nominating and governance committee, we may also ask you to provide other information reasonably related to the recommended individual’s qualifications as a nominee. The person recommended should be able to, upon request and with reasonable advance notice, meet with one or more members of the nominating and governance committee and/or the board of directors to inquire into the nominee’s qualifications and background and otherwise to be interviewed for purposes of the nomination.

     If you plan to submit a name directly for nomination as a director at a shareholder meeting, you must comply with all requirements of the Securities Exchange Act of 1934 in connection with soliciting shareholders to vote for your nominee.

     We have made no material changes in 2010 to these procedures for the nomination of directors.

Did we pay fees to any third party to assist us in evaluating or identifying potential nominees to the board?

     We have not paid any fees for assistance in identifying potential candidates to fill a vacancy on the board.

Did we receive any nominations for director from certain large beneficial owners of our common shares?

     We have not received any nominations from a shareholder or a group of shareholders owning more than 5% of our outstanding common shares.

AUDIT AND FINANCE COMMITTEE

Who are the members of the audit and finance committee?

     Mr. Kathol is the chair of the audit and finance committee. Mr. Dodge and Mr. King are members of this committee. Mr. Ross serves as a non-voting ex-officio member of this committee.

Does the audit and finance committee have any audit committee financial experts?

     The board of directors determined that Mr. Kathol and Mr. King are “audit committee financial experts” under the corporate governance listing standards of the New York Stock Exchange.

Audit and Finance Committee Report

     Functions of the audit and finance committee

     The audit and finance committee
  reviews significant public documents containing financial statements provided to shareholders and regulatory agencies and reviews all periodic reports filed with the Securities and Exchange Commission, discusses with the company’s independent registered public accounting firm its plans, if any, to use the work of internal auditors,

  reviews the internal audit function, including its competence and objectivity and proposed audit plans for the coming year, including intended levels of support for and coordination with the external audit process, discusses with the internal auditors and the company’s independent registered public accounting firm, the financial statements and the results of the audit,

  discusses with the company’s independent registered public accounting firm any significant matters regarding internal controls over financial reporting that have come to its attention during the conduct of the audit, reviews the qualifications of our independent registered public accounting firm and appoints (and has sole authority to terminate) our independent registered public accounting firm,

  reviews and approves fees charged by our independent registered public accounting firm,

  reviews and evaluates the effectiveness of our process for assessing significant financial risks and the steps management takes to minimize these financial risks,

  reviews and makes recommendations to the board of directors regarding related party transactions,

  reviews accounting and financial human resources,

  establishes procedures for the receipt, retention and treatment of complaints that the company receives regarding accounting, internal controls or auditing matters, and the confidential anonymous submission by our employees of concerns regarding questionable accounting or auditing matters or related party transactions, and reviews the committee’s charter and its own performance annually.
     Management has the primary responsibility for our financial statements, internal controls, disclosure controls and the financial reporting process. PricewaterhouseCoopers LLP, our registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and issuing a report based on its findings. The audit and finance committee’s responsibility is to monitor and oversee our financial reporting process. PricewaterhouseCoopers LLP reports directly to the audit and finance committee and the board of directors.

     Discussions with Independent Auditors

     PricewaterhouseCoopers LLP provided to the audit and finance committee the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit and finance committee concerning independence, and the audit and finance committee discussed with PricewaterhouseCoopers LLP the independent accountant’s independence. The audit and finance committee also reviewed and discussed our audited consolidated financial statements with PricewaterhouseCoopers LLP and the matters required by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the firm’s evaluation of our internal control over financial reporting and the overall quality of our financial reporting.

     Discussions with Management

     During 2009, the committee discussed with management the company’s audited consolidated financial statements. Management has represented to the audit and finance committee that our internal controls over financial reporting have no material weaknesses and that management prepared the company’s consolidated financial statements in accordance with generally accepted accounting principles.

     Recommendation for Inclusion in Form 10-K

     Based upon the audit and finance committee’s discussions with management and PricewaterhouseCoopers LLP, the audit and finance committee’s review of the representations of management and the reports and presentations of PricewaterhouseCoopers LLP to the audit and finance committee, the audit and finance committee recommended that the board of directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission.

     This report is submitted by:

          Robert F. Kathol, Chair
          N. P. Dodge, Jr., Member
          Gary F. King, Member

COMPENSATION COMMITTEE

What are the functions of the compensation committee?

     Our compensation committee, which consists entirely of independent directors:
  reviews the performance of our executive officers in January of each year and at the time of the hiring or promotion of an executive officer,

  selects a compensation consultant annually to assist the committee in evaluating the amount or form of executive and director compensation,

  recommends the salary for each executive officer, including the salary of Robert J. Sprowls, the president and chief executive officer of the company, for ratification by the independent members of the board, makes stock grant awards for each executive officer and manager pursuant to our equity compensation plans,

  sets performance standards and makes awards under non-equity compensation plans,

  approves discretionary bonuses for executive officers,

  reviews and makes recommendations to the board regarding long-term compensation strategies and changes in the executive compensation program and the terms of our employee benefit and pension plans,

  reviews trends in executive compensation and considers changes in accounting principles and tax laws that impact executive compensation,

  makes recommendations to the board regarding the terms of employment and severance arrangements applicable to specific executive officers,

  reviews and makes recommendations to the board regarding the compensation of directors, and administers the 2000 Stock Incentive Plan, or 2000 plan, and the 2008 Stock Incentive Plan, or 2008 plan, for employees, and the 2003 Non-Employee Directors Plan, or directors plan, for directors.
     Unless otherwise provided by the board, the compensation committee does not have the authority to delegate its authority to a subcommittee.

What fees did we pay for services provided by our compensation consultant and its affiliates?

     The compensation committee engaged Mercer, a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., or Marsh, to prepare a survey of executive compensation trends and pay practices of other companies and to make recommendations to the compensation committee regarding the amount and types of compensation to be paid to our executive officers in 2009. The aggregate amount of fees paid to Mercer in 2009 for these services in 2009 was $94,535. The compensation committee had the sole authority to appoint Mercer, oversee the executive compensation services provided by Mercer and to approve the compensation paid to Mercer for these services.

     Mercer and Oliver Wyman, affiliates of Marsh, were also retained by management of the company in 2009, with the knowledge of the compensation committee, to provide services, unrelated to executive compensation including actuarial services for the company’s worker compensation programs in California and Arizona and pension and retiree medical plans. The aggregate amount of fees paid to Mercer and Oliver Wyman for these services in 2009 was $630,087. These services were approved by management in the ordinary course of business.

     The committee believes that the consulting advice that it has received from Mercer was objective and not influenced by other relationships that Mercer and Oliver Wyman have with the company in connection with providing the actuarial services authorized by management.

Compensation committee interlocks and insider participation

     Mr. Anderson is the chair of the compensation committee. Ms. Holloway and Dr. Bontá are members of this committee. Mr. Ross is a non-voting ex-officio member of this committee.

     The board has determined that no member of this committee has a material relationship with the company, either directly or indirectly as a partner, shareholder or officer of an organization that has a material relationship with us or any other relationship with the company that the board of directors determined would affect the independence of that member.

     No member of this committee is a current or former officer or employee of the company or any of its subsidiaries. None of the executive officers of the company is (or has been during the past three years) a member of the board of directors or the compensation committee of any company on which any of our directors serve as an executive officer, director or member of the compensation committee.

GOVERNANCE OF THE COMPANY

Is each of our board and committee members independent?

     Based on information solicited from each director, the board has determined that each of our directors, other than Mr. Sprowls, has no material relationship with us, either directly or indirectly as a partner, shareholder or officer of an organization that has a relationship with us and is otherwise independent under the corporate governance standards of the New York Stock Exchange. We have not adopted any other categorical standards for determining whether a board member is independent.

     The board determined that Mr. Anderson, Dr. Bontá, Mr. Dodge, Ms. Holloway, Mr. Kathol, Mr. King, Mr. McNulty and Mr. Ross are independent directors. In determining that these directors are independent, the board considered the following facts:
  none of these directors or any of their immediate family members is or has been an executive officer or employee of the company or any of its subsidiaries at any time,

  none of our directors or any of their immediate family members or any “related person” had any indebtedness to us, any business relationship with us or any transaction or proposed transaction with us in excess of $120,000 since January 2009, other than compensation for serving as a director or as a member of a committee of the board, none of these directors or any of their immediate family members received during any twelve month period within the last three years more than $100,000 in direct compensation from us, other than compensation for serving as a director, a member of a committee of the board or a liaison between the board and/or a committee and management, none of these directors has accepted, either directly or indirectly, any consulting, advisory or other compensatory fee from us, other than compensation for serving as a director, a member of a committee of the board or a liaison between the board and/or a committee and management, no director is, or has been, an employee of any entity, including a charitable organization, that has made payments to, or received payments or charitable contributions from us at any time during the past three years for property or services in an amount which, in any single fiscal year exceeded the greater of $1 million or 2% of the other entity’s consolidated gross revenues reported for that fiscal year, no immediate family member is an executive officer of any entity, including a charitable organization, that has made payments to, or received payments or charitable contributions from, us at any time during the past three years for property or services in an amount which, in any single fiscal year exceeded the greater of $1 million or 2% of the other entity’s consolidated gross revenues reported for that fiscal year, no director or an immediate family member is a current partner or employee of a firm that is our internal or external auditor,

  no director or an immediate family member was within the last three years a partner or employee of our internal or external auditor and personally worked on our audit during that time,

  none of the executive officers of the company is (or has been during the past three years) a member of the board of directors or the compensation committee of any company on which any of our directors serve as an executive officer, director or member of the compensation committee, and none of our directors is prohibited from serving on our board of directors by the interlocking director rules of the Federal Energy Regulatory Commission.
     We did not identify any other business or other relationship between us and any non-employee director that would affect the independence of these directors nor did the board consider any other relationship or transaction in determining director independence. The board has also affirmatively determined that all members of the audit and finance committee, nominating and governance committee and compensation committee, including Mr. Ross, are independent directors under the corporate governance listing standards of the New York Stock Exchange and that all members of the audit and finance committee are independent under the standards set forth in Rule 10A-3 under the Securities Exchange Act of 1934.

     No member of the audit and finance committee served on more than three public company boards during 2009.

Do we have any relationships with any executive officers?

     No executive officer or any of his or her immediate family members had any indebtedness to us, any business relationship with us or any transaction or proposed transaction with us since January 2009.

What procedures do we use for reviewing and approving transactions between us and our directors and executive officers?

     We have adopted a code of conduct and guidelines on significant governance issues which include policies and procedures regarding relationships between us and our directors and executive officers. Information about how to obtain a copy of the code of conduct and guidelines on significant governance issues is set forth in this proxy statement under the heading “Obtaining Additional Information from Us.”

     Under the company’s guidelines on significant governance issues, directors are expected to make business opportunities relating to the company’s business available to the company before pursuing the opportunity for the director’s own or another’s account. Neither the board nor the audit and finance committee have approved any other guidelines that would permit a director or executive officer to engage in any transaction or action that would create a conflict of interest. All conflict of interest transactions must be approved by disinterested members of the board and the audit and finance committee in accordance with California law and the rules of the New York Stock Exchange.

     Our code of conduct prohibits any director or executive officer from engaging in any transactions or other actions which create a conflict of interest, except under guidelines approved by the board or the audit and finance committee. A conflict of interest arises if a director or executive officer takes an action or has interests that may make it difficult for the director or executive officer to act objectively or effectively and include:
  causing the company or any of its subsidiaries to employ or retain a family member as an employee or consultant,

  causing the company or any of its subsidiaries to do business with any business in which the director, executive officer or any family member stands to gain personally,

  making investments which may impair the ability of the director or executive to make decisions on behalf of the company,

  taking advantage of business opportunities relating to the company’s business or that are discovered through the use of corporate property, information or position for personal gain, without first offering the opportunity to the company, or otherwise competing with the company.
     Our guidelines on significant governance issues also require each director to disclose to the board any financial or personal interest in any transaction that comes before the board for approval. Each director and executive officer is also required to disclose annually any relationships with the company and to declare that all such relationships during the prior year have been disclosed. Our board did not consider any transactions in which any member of the board or executive officer had an interest in 2009.

     We do not provide loans, loan guarantees or otherwise extend credit, directly or indirectly, to any of our executive officers or directors.

Have any of our directors, executive officers or affiliates been involved in certain legal proceedings during the past ten years?

     None of our current executive officers or directors or any affiliate or owner of more than 5% of our common shares has been a party adverse to us in any material legal proceeding or been involved in any legal proceedings that the Securities and Exchange Commission has identified as being material to the evaluation of the ability or integrity of a director or executive officer.

What is our policy regarding attendance by board members at our annual meetings?

     We adopted a policy that each director should make every reasonable effort to attend each annual meeting of shareholders. All directors, other than Mr. McNulty, were present at our 2009 annual meeting. Mr. McNulty was appointed as a director in January 2010 to fill a vacancy created by the expansion of the board from eight to nine directors.

What is the process for shareholders and other interested persons to send communications to our board?

     You or any interested person may, at any time, communicate in writing with the chair of the board who presides at regularly scheduled executive sessions of the non-management directors, any particular director, or non-management directors as a group, by writing to our corporate secretary at American States Water Company, 630 East Foothill Boulevard, San Dimas, California 91773. We will provide copies of written communications received at this address to the relevant director or the non-management directors as a group unless the corporate secretary, in her reasonable judgment, considers the communications to be improper for submission to the intended recipient(s). Examples of communications considered improper for submission include customer complaints, solicitations, ordinary work employee grievances, communications that do not relate directly or indirectly to our business, and communications that relate to improper or irrelevant topics.

What are the requirements for submission of shareholder proposals?

     If you want us to include your shareholder proposal in our proxy materials for the 2011 annual meeting, you must submit the proposal to our corporate secretary at American States Water Company, 630 East Foothill Boulevard, San Dimas, California 91773. Our corporate secretary must receive your proposal no later than December 12, 2010. Your proposal must also satisfy the other requirements for shareholder proposals set forth in Rule 14a-8 under the Securities Exchange Act of 1934.

     A shareholder making a shareholder proposal should state as clearly as possible the course of action that the shareholder believes we should follow. If we place a shareholder proposal on the proxy card, we will provide, in the form of proxy, the means for other shareholders to specify, by checking a box, as to whether they want to approve, disapprove or abstain from voting on the shareholder proposal.

     If you want your shareholder proposal to be considered at the 2011 annual meeting and you have not met the deadline for us to include your shareholder proposal in our proxy materials, you may nevertheless submit your proposal for consideration at the 2011 annual meeting if you comply with the following procedures.

     You must deliver or mail your notice to our corporate secretary at American States Water Company, 630 East Foothill Boulevard, San Dimas, California 91773 stating that you intend to submit a shareholder proposal at our 2011 annual meeting. Our corporate secretary must receive your notice between February 26, 2011 and March 13, 2011, unless we change our 2011 annual meeting date by more than 30 days from the date of our 2010 annual meeting, in which case, our corporate secretary must receive your notice no later than the close of business on the tenth day following the day on which we mail you notice of the meeting or the date we publicly disclose the date of the meeting.

     Your notice to our corporate secretary must include for each matter you propose to bring before the 2011 annual meeting:
  a brief description of the matter you intend to bring before the 2011 annual meeting,

  reasons for bringing such matter before the 2011 annual meeting,

  the name and address of the record and beneficial owner, if any, of the shares making the proposal,

  the number of our common shares you own, and

  any material interest you have in the matter.

STOCK OWNERSHIP

Are there any large owners of our common shares?

     The following table identifies shareholders who own more than five percent of our outstanding common shares on March 31, 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

		Amount and Nature of	Percent of
Title of Class	Name and Address of Beneficial Owner	Beneficial Ownership	Class
Common Shares	BlackRock Inc.	1,497,919(1)	7.92%(3)
40 East 52nd Street
New York, NY 10022

	State Street Corporation	1,035,834(2)	5.48%(3)
One Lincoln Street
Boston, MA 02111

(1) Based on the Schedule 13G filed with the Securities and Exchange Commission on January 29, 2010, BlackRock Inc. has sole voting and dispositive power over 1,497,919 of our common shares.
(2) Based on the Schedule 13G filed with the Securities and Exchange Commission on February 12, 2010, State Street Corporation has shared voting and dispositive power over 1,035,834 of our common shares.
(3) Based on 18,558,493 common shares outstanding on March 31, 2010 and 354,756 shares which our directors and executive officers as a group have the right to acquire on or prior to May 30, 2010.
____________________

How much stock do directors and executive officers own?

     We are providing you information in the table below regarding the number of our common shares beneficially owned by our directors and executive officers as of March 31, 2010, including common shares which each director and executive officer has a right to acquire on or prior to May 30, 2010.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Name	Number of Shares		Percent of Class
James L. Anderson	14,747	(1)	*
Diana M. Bontá	2,707	(1)	*
N. P. Dodge, Jr.	16,061	(1)	*
Anne M. Holloway	16,110	(1)	*
Robert F. Kathol	13,511	(1)	*
Gary F. King	5,647	(1)	*
James F. McNulty	-(1)		-
Lloyd E. Ross	16,873	(1)	*
Robert J. Sprowls	42,973	(2)	*
Eva G. Tang	39,750	(3)	*
McClellan Harris III	29,348	(4)	*
Denise L. Kruger	51,959	(5)	*
James B. Gallagher	38,446	(6)	*
Directors and Executive Officers as a Group	489,609	(7)	2.59%(8)
*Less than one percent

(1) Each non-employee director, other than Mr. King, Dr. Bontá and Mr. McNulty, has a right to acquire, on or prior to May 30, 2010, 8,000 of our common shares through the exercise of stock options. Mr. King has a right to acquire, on or prior to May 30, 2010, 3,000 of our common shares through the exercise of stock options granted pursuant to the directors plan. Each non-employee director, other than Mr. McNulty, also has a right to acquire, on or prior to May 30, 2010, 831 of our common shares with respect to the payout of his or her restricted stock units granted in 2007, 2008 and 2009. Dr. Bontá and Mr. McNulty have not been granted any stock options.
(2) Mr. Sprowls has the right to acquire 28,579 and 5,016 of our common shares on or prior to May 30, 2010 through the exercise of stock options granted pursuant to the 2000 plan and 2008 plan, respectively.
(3) Ms. Tang has the right to acquire 31,755 and 2,692 of our common shares on or prior to May 30, 2010 through the exercise of stock options granted pursuant to the 2000 plan and 2008 plan, respectively.
(4) Mr. Harris has the right to acquire 15,483 and 2,508 of our common shares on or prior to May 30, 2010 through the exercise of stock options granted pursuant to the 2000 plan and 2008 plan, respectively.
(5) Ms. Kruger has the right to acquire 37,310 and 2,508 of our common shares on or prior to May 30, 2010 through the exercise of stock options granted pursuant to the 2000 plan and 2008 plan, respectively.
(6) Mr. Gallagher has the right to acquire 30,328 and 2,046 of our common shares on or prior to May 30, 2010 through the exercise of stock options granted pursuant to the 2000 plan and 2008 plan, respectively.
(7) Of this amount, our directors and executive officers as a group have the right to acquire 354,756 of our common shares on or prior to May 30, 2010 through the exercise of stock options or the pay-out of restricted stock units that have vested. We have not included in this table common shares relating to dividend equivalents that may be received by our directors and executive officers with respect to dividends declared by the board after March 31, 2010 or restricted stock units which the directors will have a right to acquire on the date of the 2010 annual meeting pursuant to the directors plan.
(8) Based on 18,558,493 common shares outstanding on March 31, 2010 and 354,756 shares which our directors and executive officers as a group have the right to acquire on or prior to May 30, 2010.
____________________

      The board, after consideration of the stock ownership guidelines adopted by other companies (particularly, other investor-owned utilities), established stock ownership guidelines that it subjectively deemed appropriate for the chief executive officer and the other named executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

     We have adopted procedures to assist our directors and executive officers in complying with Section 16(a) of the Securities Exchange Act of 1934, including assisting directors and executive officers with preparing and filing of a Form 3, Form 4s and, if applicable, Form 5s. We believe, on the basis of our review of the forms filed by directors and executive officers in 2009, that the following Form 4s were filed late:
  Messrs. Chang, Gallagher, Gedney, Harris, Scanlon, Sprowls, Switzer and Tanner and Ms. Kruger, Rentfrow and Tang filed a Form 4, one day late with respect to restricted stock units that vested on January 28, 2009;

  Mr. Thomas filed a Form 4, two days late with respect to restricted stock units that were issued on January 30, 2009;

  Mr. Hodges filed a Form 4, one day late with respect to restricted stock units that vested on January 28, 2009 and two days late with respect to restricted stock units that vested on May 21, 2009; and

  Ms. Farrow filed a Form 4, three days late with respect to the sale of restricted stock units on November 10, 2009.
PROPOSAL 1: ELECTION OF DIRECTORS

     We have provided information below about each of our directors, including their ages, years of service as a director of the company, educational background, business experience, service on other boards and community service activities. We have also included information about each director’s qualifications, attributes or skills that were considered by the board at the time the board nominated each director. The process used by the board in nominating directors is a subjective one and is based on the recommendations of the nominating and governance committee, the information obtained by the nominating and governance committee regarding the qualifications and skills of each nominee, the background and qualifications of each of the other members of the board, considered as a group, and for incumbent directors, the evaluation of the performance of each director based on previous service on the board, board committees and liaisons between management and the board.

What is the experience of each nominee for election as a director?

     Our board of directors has nominated three class II directors for a three-year term expiring at the end of our annual meeting of shareholders in 2013 or until their successors are duly elected and qualified.

     The ages of the directors reported below are as of March 31, 2010.

The Board of Directors recommends that shareholders vote FOR each of the nominees listed below.

Mr. Robert F. Kathol
Mr. Kathol is 69 years old. He has served as the chair of the audit and finance committee since he became a director in 1995. He is a member of the ASUS committee and the special issuance committee of the board. He also serves as liaison to the anti-fraud committee of the company. Mr. Kathol brings extensive expertise in accounting, investment management and financing transactions to our board.

Since 2001, Mr. Kathol has been Executive Vice President of Smith Hayes Financial Services Corporation, an investment banking firm in Omaha, Nebraska which provides investment management advice to individuals, trusts, endowment funds and retirement portfolios. Prior to the acquisition of the private client services division of Kirkpatrick, Pettis, Smith, Polian, Inc. by Smith Hayes Financial Services Corporation, Mr. Kathol worked for over 30 years for Kirkpatrick Pettis in a variety of managerial and operational positions. His responsibilities included financial analysis and evaluation of financial statements, valuation projects and reporting and due diligence assignments in connection with public and private debt and equity financings for utilities, banks and other enterprises and for tax-exempt issuers. Prior to joining Kirkpatrick Pettis, Mr. Kathol worked as an audit manager at Arthur Andersen & Co. for utility and other for-profit small and medium-sized businesses. Mr. Kathol has a BSBA in accounting from Creighton University.

Mr. Kathol is a member of the advisory board of G.P. Investments, Inc., a private investment company, and a member of the board of trustees and the audit, finance/investment and executive committees of Mount Marty College, a private entity. Mr. Kathol has also served as a member of the board and audit and finance committees of the Nebraska Community Foundation, a community endowment development entity and on the advisory committee of Wells Fargo Bank-Nebraska. He has also worked on statewide economic development activities with the Nebraska Department of Economic Development and on finance and investment policy and fundraising activities for a number of charitable organizations.

Mr. Gary F. King
Mr. King is 63 years old. He is a member of the audit and finance committee and chair of the strategy and corporate development committee. Mr. King has served as a director since 2006. Mr. King brings extensive technical expertise in public utility accounting, public company reporting and strategic acquisitions to the board.

Mr. King retired as a senior audit partner of Deloitte & Touché LLP in 2005 after 34 years of service with the firm. During his career, he served as the lead client service partner on several of Deloitte’s largest publicly-held audit clients in the defense, technology and utility industries. He was designated as an industry expert by Deloitte & Touché in public utilities, real estate, aerospace and defense, telecommunications and information technology and as a mergers and acquisitions specialist. Mr. King has a BBA and MBA from the University of Michigan.

Mr. King has served on the board of directors of a number of community organizations, including the Jonathan Club and Foothill Family Service. He also served on the finance committee of the Amerian Red Cross (LA Chapter) and the YMCA of Metropolitan Los Angeles; and he formerly chaired the allocations committee of the United Way of Los Angeles.

Mr. Lloyd E. Ross
Mr. Ross is 69 years old. He has been chair of the board of directors of the company since April 1999 and has served as a director since 1995. He is a non-voting ex-officio member of each of the committees of the board. Mr. Ross brings valuable leadership, business acumen, financial and operational experience to the board. He also has extensive experience in the construction industry which is valuable to the board as the company’s capital improvement budgets grow and the company’s construction activities on military bases increases.

Mr. Ross has been the principal of L. Ross Consulting since 2003. He was Managing Partner of Invermex, LP, a developer of hotels in the southwestern United States and northern Mexico, from 1997 to 2003. From 1976, prior to becoming Managing Partner of Invermex, LP, Mr. Ross was the President and Chief Executive Officer of SMI Consulting, a commercial and industrial general contracting firm in Irvine, California. He served on the board of directors of PacifiCare Health Systems from 1985-2000 and as a member of the audit committee and chair of the compensation committee of PacifiCare Health Systems from 2000-2005.

Mr. Ross has served on the board of a number of community organizations, including the the Orange County small business division of the United Way, the California Young President’s Organization and the Newport Center Chapter of the Kiwanis Club. He also volunteers at a food bank serving the Kalispell Indian Tribe.

What is the experience of our other directors?

     Our board has three class I directors with terms expiring at the end of the annual meeting in 2012 or until their successors are duly elected and qualified.

     The ages of the following directors are as of March 31, 2010.

Mr. James L. Anderson
Mr. Anderson is 66 years old. He is a member of our nominating and governance committee and strategy and corporate development committee and chair of the compensation committee. He also served as special projects liaison to the board in 2009. He has served as a director since 1997. Mr. Anderson brings valuable leadership, business acumen and operational experience to the board. He also has extensive regulated industry experience.

Since 1996, Mr. Anderson has been the Senior Vice President of marketing and sales operations for Americo Financial Life and Annuity Insurance Company, an underwriter of life and annuity products. He served for ten years as the President and Chief Executive Officer of Fremont Life Insurance Company prior to its acquisition by Americo Life Inc. Prior to joining Fremont Life Insurance Company, Mr. Anderson served as Chairman & Chief Operating Officer of Physicians & Surgeons Underwriting Corporation, an insurance reciprocal management company for Physicians & Surgeons Insurance Exchange, a medical malpractice program for the western United States, and as President, founder and chief executive officer of Hospital Insurance Services, a management company for hospital, medical professional and general liability programs in California. Prior to forming Hospital Insurance Services, he served as President and Chief Operating Officer for the property and casualty businesses of H.F Ahmanson Insurance Group. He has been a member of the board of directors of Baldwin Builders in Orange County, California. Mr. Anderson has a BS in business from Fort Hays Kansas State University and has participated in the IBM Executive Management program.

Mr. Anderson has been a member of the Board of Governors of the California Automobile Assigned Risk Plan, the Executive Board of Western Insurance Information Service and the American Council of Life Insurers and has served as chairman of the National Association of Life Insurance Companies. He is a member of the World Presidents’ Organization and the Chief Executive Organization.

Dr. Diana M. Bontá
Dr. Bontá is 59 years old. She is a member of the nominating and governance committee, the compensation committee and the ASUS committee and serves as enterprise risk management liaison to the board. She has served as a director since 2007. As a result of her extensive experience in public health and public affairs, Dr. Bontá brings valuable expertise to the board in the areas of customer and community service and corporate governance. She also has extensive regulated industry experience.

Dr. Bontá is the Vice President of Public Affairs of the Kaiser Foundation Health Plan and Hospitals, Southern California Region where she is responsible for setting the Region’s public policy agenda, leadership and oversight of public affairs programs and support for Kaiser Permanente’s external communications and reputation management. She previously served as the first Latina director of the California Department of Health Services from 1999 to 2004. Prior to serving as director of the California Department of Health Services, Dr. Bontá served as director of the Department of Health and Human Services of the City of Long Beach, California. Dr. Bontá holds doctorate and masters degrees in public health from the University of California, Los Angeles. She holds an appointment as an adjunct associate professor at UCLA School of Public Health since 1999, and is a registered nurse.

Dr. Bontá was appointed by California Governor Davis and again by Governor Schwarzenegger to the board of trustees of the Health Professions Education Foundation. She is a trustee of the Annie E. Casey Foundation and a member of the Department of Health and Human Services Office of minority health advisory committee. She is a Los Angeles City Fire commissioner. She has served as a member of the California Bay Delta Authority, the Hospital Building Safety Board, the California State Interagency Coordinating Council and the Managed Risk Medical Insurance Board as an appointee of Governor Davis. She has also served as a commissioner of the US-Mexico Border Health Commission as an appointee of President Clinton. Dr. Bontá previously served on the Council for Education in Public Health, various committees of the Association of State and Territorial Health Officers, Chair of the executive committee of the board of the American Public Health Association and former chair of the California Women’s Law Center.

Ms. Anne M. Holloway
Ms. Holloway is 57 years old. She is a member of the compensation committee and strategy and corporate development committee and chair of the nominating and governance committee. Ms. Holloway has served as a director since 1998. Ms. Holloway brings valuable expertise to the board in human resources and corporate governance matters. She also has regulated industry experience.

Ms. Holloway retired from active service in the finance profession in 2000. She was a partner in Navigant Consulting, Inc., a provider of financial and strategic consulting services to Fortune 500 companies, governments and governmental agencies from 1999 to 2000. She served as President of Resolution Credit Services Corp., a subsidiary of Xerox Financial Services, from 1992 to 1998 where she was responsible for, among other things, the successful resolution of financial guarantees on troubled tax-exempt bonds, the restructuring of debt and negotiation with the Resolution Trust Corporation. She also served as chief operating officer of International Insurance Company, another company in the Resolution Group, where she was responsible for operations, human resources and technology. Prior to joining the Resolution Group, Ms. Holloway held various management positions with Shawmut National Corporation, a financial services company. Ms. Holloway holds a BA from Newton College of the Sacred Heart and an MBA from Boston University. She has also participated in the Harvard University Executive Management program.

Ms. Holloway is the Chair of the Board of Trustees of Sacred Heart Schools in Atherton, California. She is also actively involved in The Parkinson's Institute, in Sunnyvale, California and other philanthropic activities. She has also served on the board of United Way of Massachusetts Bay, chairing the allocation committee; and she has been on the Massachusetts Governor's Task Force on the Status of Women and on the board for The Fund for the Arts.

     Our board has three class III directors with terms expiring at the end of next year’s annual meeting or until their successors are duly elected and qualified.

     The ages of the following directors are as of March 31, 2010.

Mr. N.P. Dodge, Jr.
Mr. Dodge is 73 years old. He is a member of the nominating and governance committee and audit and finance committee and serves as chair of the ASUS committee. Mr. Dodge has served as a director since 1990. Mr. Dodge has provided valuable expertise to the board in the areas of real estate and public utilities. He also provides valuable insights in the areas of customer and community service, operations and budgeting matters.

Mr. Dodge has been President of NP Dodge Company, the largest full-service real estate firm in Nebraska, with separate divisions in residential sales, commerical sales, property management, insurance, title insurance and land development, since September 1978. Mr. Dodge is a certified real estate broker in Nebraska and Iowa and a certified property manager. He has a BA from Harvard University.

Mr. Dodge is a director of the Omaha Public Power District, a public entity that generates and distributes power to approximately 800,000 customers in thirteen counties in Nebraska, and a director of the Bridges Investment Fund. He has also served as a director and chairman of the audit committee of Firstar Bank Council Bluffs and the audit and finance committee chairman of the Omaha Public Power District.

Mr. Dodge has served on the board of directors, board of trustees or advisory board or council of a number of community organizations, including the Omaha Police Foundation, the Methodist Physicians Clinic, the Omaha Community Playhouse Foundation, the Camp Fire USA Midlands Council, the Boys Scouts of America Mid-America Council, the Girl’s Club of Omaha, Goodwill Industries, Greater Omaha Chamber of Commerce and Joselyn Art Museum. He has served as President of the Greater Omaha Chamber of Commerce, the Methodist Hospital Board of Trustees, the Omaha Community Playhouse and the Omaha Institute of Real Estate Management. He has also served on the allocation committee of the United Arts of Omaha and the chancellor’s advisory committee of the University of Nebraska at Omaha. In addition, he has served on the Mayor’s Crime Commission for the City of Omaha and as Governor’s appointee to the Nebraska Economic Development Commission and the Nebraska Power Review Board.

Mr. James F. McNulty
Mr. McNulty is 67 years old. He was appointed to the board and as a member of the ASUS committee in January 2010. Mr. McNulty has expertise in engineering, government contracting and project management. As a result of his 24 years of service in the Army, he is able to provide valuable insights to the ASUS committee with respect to its oversight of the company’s military utility privatization projects.

Mr. McNulty is the former chairman and chief executive officer of Parsons Corporation, an international engineering, construction and technical and management services firm. He continues to retain his position as a director on the board of Parsons Corporation. He is also a director of American Reprographics Company, a publicly traded printing company. Prior to joining the Parsons Corporation, Mr. McNulty had a 24-year career in the Army in a variety of training, troop, research and development and project management assignments, including work as a research associate at Lawrence Livermore National Laboratory, Deputy Director of the Office of Military Application for the U.S. Department of Energy, Systems Manager for the deployment of the Pershing II missile system and program manager for the ground based laser system for the strategic defense initiative. He retired from the Army as a Colonel in 1988. Mr. McNulty has a BS degree in engineering from the United States Military Academy at West Point and master degrees from Ohio State University and the Massachusetts Institute of Technology where he was an Alfred P. Sloan Fellow.

Mr. McNulty is a trustee of the Linsly School, his high school alma mater in Wheeling, West Virginia, and is a past member of the board of directors of the Greater Los Angeles Chamber of Commerce, the California Science Center, the Los Angeles Sports Council and the board of trustees of Pomona College. He is a former chairman of Town Hall, Los Angeles. He is actively involved in a number of other Pasadena and Los Angeles, California civic and philanthropic activities.

Mr. Robert J. Sprowls
Mr. Sprowls is 52 years old. He is a member of the ASUS committee and the strategy and corporate development committee. Mr. Sprowls has served on the American States Water Company board since May 19, 2009 and the boards of the subsidiary companies since his appointment as President and Chief Executive Officer of the company in 2009. Mr. Sprowls is the sole management member of the board of directors and brings valuable public utility experience to the board.

Mr. Sprowls is the President and Chief Executive Officer of American States Water Company and holds similar titles and responsibilities for the company’s subsidiaries, Golden State Water Company, Chaparral City Water Company and American States Utility Services, Inc. and its subsidiaries. Mr. Sprowls joined American States Water Company in June 2004 as Senior Vice President – Finance, Chief Financial Officer, Treasurer and Corporate Secretary. He was promoted to Executive Vice President – Finance, Chief Financial Officer, Treasurer and Corporate Secretary in January 2008 and became Executive Vice President of the company and its subsidiaries in November 2008. Prior to joining American States Water Company, Mr. Sprowls spent 21 years at CILCORP Inc. (CILCORP), a public utility holding company whose largest subsidiary, Central Illinois Light Company, served approximately 250,000 gas and electric utility customers. During his tenure with CILCORP, Mr. Sprowls held positions as

President, Business Unit Leader – Energy Delivery, Chief Financial Officer (CFO) and Treasurer of Central Illinois Light Company; CFO of CILCORP non-regulated subsidiary, QST Enterprises Inc.; and Vice President and Treasurer of CILCORP. Mr. Sprowls left CILCORP and Central Illinois Light Company following the sale of the company to Ameren Corporation in 2003.

Mr. Sprowls is currently a member of the board of directors of the National Association of Water Companies and a member of the Southern California Leadership Council. He has served on the board of directors of CILCORP Inc. and Central Illinois Light Company. He has been a past chairman and a member of the board of directors of the Illinois Energy Association, a past chairman and a member of the board of directors of Goodwill Industries of Central Illinois and a committee chairman for the Heart of Illinois United Way Campaign. He holds a Bachelor of Arts Degree in Economics and Business Administration from Knox College in Illinois and a Master of Business Administration Degree from Bradley University, also in Illinois. He is also a Certified Public Accountant and a Certified Management Accountant.

How did we compensate our directors in 2009?

     We paid fees to each of our directors monthly in cash and made awards of restricted stock units to our directors pursuant to the terms of the directors plan in 2009 as more particularly described below. We also reimbursed each of our directors for expenses incurred in the performance of his or her duties as a director. We did not pay any other compensation to any director in 2009, except for Mr. Wicks, under the terms of his consulting arrangements described below. We did not provide any perquisites or other benefits to any director in 2009 which aggregated $10,000 or more. We did not pay any compensation to Mr. McNulty in 2009 since he was appointed as a director in January 2010.

DIRECTOR(1) COMPENSATION FOR 2009(3)

	Fees Paid or		Other
Name	Earned in Cash ($)	Stock Awards ($)(2)	Compensation ($)(4)	Total ($)
Lloyd E. Ross	$120,000	$49,590	-	$169,590
James L. Anderson	59,600	49,260	-	108,860
Dr. Diana M. Bontá	49,400	42,615	-	92,015
N.P. Dodge, Jr.	55,700	49,363	-	105,063
Anne M. Holloway	62,900	49,147	-	112,047
Robert F. Kathol	59,000	49,590	-	108,590
Gary F. King	50,900	44,865	-	95,765
Floyd E. Wicks	19,133	-	$179,598	198,731

(1) Mr. Sprowls, the president and chief executive officer of the company in 2009, was also a director of the company. We did not pay him any additional compensation for his services as a director or member of the ASUS committee or strategy and corporate development committee in 2009.
(2) The amounts in this column, reflect the aggregate grant date fair value of the awards, including dividend equivalent rights, computed in accordance with FASB ASC Topic 718. We provide information regarding the assumptions used in calculation of these amounts in Note 12 to our financial statements for the year ended December 31, 2009 in our Form 10-K filed with the Securities and Exchange Commission on March 12, 2010. We did not make any other form of stock award to any director in 2009. None of our directors forfeited any stock awards in 2009. Mr. Ross, Mr. Anderson, Dr. Bontá, Mr. Dodge, Ms. Holloway, Mr. Kathol and Mr. King had a balance of 9,350, 9,016, 3,071, 9,121, 8,902, 9,350 and 3,071 restricted stock units, respectively, credited to his or her account at December 31, 2009.
(3) We did not grant any options to directors in 2009. Each director, other than Dr. Bontá, Mr. King and Mr. Wicks, had options to acquire 8,000 of our common shares outstanding at December 31, 2009. Mr. King had options to acquire 3,000 of our common shares outstanding at December 31, 2009. We have not granted any options to Dr. Bontá. Mr. Wicks had options to acquire additional common shares pursuant to options that were granted to him prior to 2009 as an officer of the company. Mr. Wicks also received pay-outs of his supplemental retirement benefits, 401(k) plan benefits and restricted stock units that were granted to him prior to 2009 as an officer of the company.
(4) Mr. Wicks received $179,598 under consulting agreements for services rendered to the company during 2009 following the termination of his employment with the company on December 31, 2008.

____________________

Director Fees

     We paid fees to non-employee directors of the board for services rendered in 2009 on the following basis:
  to each non-employee director, an annual retainer of $20,000 for service on the board, payable in equal monthly installments,

  to Mr. Ross, an additional annual retainer of $100,000 for his services as chair of the board, payable in equal monthly installments,

  to the chair of the audit and finance committee, an additional annual retainer of $15,000 for service as chair, payable in equal monthly installments,

  to the chair of the compensation committee, an additional annual retainer of $9,000 for service as chair, payable in equal monthly installments,

  to the chair of the nominating and governance committee, the strategy and corporate development committee and the ASUS committee, an additional annual retainer of $7,500 for service as chair, payable in equal monthly installments, to each outside director, other than Mr. Ross, and to each outside director who was a member of a committee, a fee of $1,200 for each board or committee meeting attended, other than the annual organizational meeting and telephonic meetings, to each non-employee director, other than Mr. Ross, and to each outside director who was a member of a committee, a fee of $600 for each telephonic board or committee meeting attended,

  to Mr. Anderson $2,400 for serving as a special projects liaison,

  to Dr. Bontá $1,200 for serving as ERM liaison; and

  to Ms. Holloway, $9,600 and to Mr. Anderson, Dr. Bontá, Mr. Dodge, Mr. Kathol and Mr. King, $1,200 each, for additional time spent on the search for a new director to fill the vacancy created by the expansion of the board from eight to nine directors.
     Stock Awards

     Under the terms of our directors plan, we automatically granted in 2009 to each non-employee director, other than Mr. Wicks, Mr. Sprowls and Mr. McNulty:
  restricted stock units on the date of the annual meeting in an amount equal to twice the then current annual retainer payable by the company for services rendered as a director divided by the closing price of our common shares on the trading day immediately preceding the date of the annual meeting as shown on The Wall Street Journal, web-site (www.online.wsj.com), and restricted stock units on each dividend record date in an amount equal to the cash dividends payable on this date on a number of shares equal to the sum of (i) the aggregate number of shares subject to stock options granted to a non-employee director during the preceding three years, and (ii) the aggregate number of restricted stock units credited to each non-employee director’s restricted stock unit account divided by the closing price of our common shares on the dividend record date, as shown on The Wall Street Journal, web-site (www.online.wsj.com), which we refer to as dividend equivalents in the footnotes.

     We have not issued stock options to non-employee directors under the terms of the directors plan since the annual meeting in 2006, except for Mr. King who was granted options in November 2006 upon joining the board. In May 2009, each non-employee director, other than Mr. King, Dr. Bontá, Mr. Wicks and Mr. McNulty, received 231 of our common shares, with a value of $8,670, plus cash in the amount of $33.48 in lieu of the issuance of fractional shares, in payment of then-vested restricted stock units that had been previously credited to his or her account as dividend equivalents with respect to options that were granted at the annual meeting in 2006. In November 2009, Mr. King received 240 of our common shares in exchange for the restricted stock units credited to his account at such time with respect to options granted in November 2006 that have a value of $8,820, plus cash in the amount of $13.85 in lieu of the issuance of fractional shares.

     In May 2009, each non-employee director, other than Mr. Wicks, Mr. Sprowls and Mr. McNulty, received 391 of our common shares in payment of restricted stock units granted in 2007 and 2008 that were paid-out upon vesting in 2009.

     Other Compensation Plans for Directors

     We have no non-equity incentive compensation, deferred compensation or pension plans for non-employee directors.

     Consulting Agreement

     In September 2007, we entered into a retention agreement with Mr. Wicks, the former president and chief executive officer of the company. The compensation committee approved the terms of this retention agreement based upon its review of similar agreements executed by other companies, the contributions made by Mr. Wicks during his tenure as chief executive officer, the importance of retaining Mr. Wicks’ services and information provided by Frederick W. Cook. & Co., the compensation consultant retained by the compensation committee at that time, regarding compensation paid by the peer group selected by Cook to the chief executive officer. The peer group selected by Cook consisted of Aqua America, Inc., Artesian Resources Corporation, California Water Service Group, Inc., Middlesex Water Company, SJW Corp. and SouthWest Water Company. Under the terms of the retention agreement, the company agreed to enter into a consulting agreement with Mr. Wicks for a period of six months following Mr. Wicks’ termination of employment with the company. Mr. Wicks retired on December 31, 2008. He continued to serve as a director of the company until his successor was appointed at the annual meeting of the company on May 19, 2009. This consulting arrangement terminated on June 30, 2009.

     In October 2009, the company entered into a new agreement with Mr. Wicks pursuant to which Mr. Wicks agreed to serve as a consultant to the company in connection with litigation involving two former officers of the company and an investigation regarding certain work orders and charges paid to a contractor used by Golden State Water Company. The board approved this agreement based upon the importance of obtaining Mr. Wicks’ services for these matters.

EXECUTIVE OFFICERS

What has been the business experience of our executive officers during the past five years?

     We have set forth the principal occupation of each of our executive officers in the following table. Unless otherwise specified, the principal position of the executive officer is with American States Water Company. Mr. Sprowls, Ms. Tang and Ms. Farrow are also officers of each of our direct and indirect subsidiaries. Ms. Kruger and Mr. Scanlon are also officers of Chaparral City Water Company. The age of each executive officer is current as of March 31, 2010.

EXECUTIVE EXPERIENCE TABLE

			Held Current
Name	Principal Occupation and Experience	Age	Position Since
Robert J. Sprowls	President and Chief Executive Officer; Executive Vice President from November 2008 to January 2009; Executive Vice President– Finance, Chief Financial Officer, Corporate Secretary and Treasurer from January 2008 to November 2008; Senior Vice President-Finance, Chief Financial Officer, Corporate Secretary and Treasurer from June 2004 to January 2008	52	January 2009

Eva G. Tang	Senior Vice President– Finance, Chief Financial Officer, Corporate Secretary and Treasurer; Vice President – Finance, Treasurer & Assistant Secretary of Golden State Water Company and Treasurer and Assistant Secretary for all other subsidiaries of American States Water Company from October 2002 to November 2008	54	November 2008

McClellan Harris III	Senior Vice President and Assistant Secretary of American States Utility Services, Inc. and its subsidiaries; Senior Vice President and Secretary of American States Utility Services, Inc. and its subsidiaries from July 2004 to May 2007	58	May 2007

Denise L. Kruger	Senior Vice President – Regulated Utilities of Golden State Water Company; Senior Vice President–Operations of Golden State Water Company from January 2004 to January 2008	46	January 2008

James B. Gallagher	Vice President of Management Services of American States Utility Services, Inc. and its subsidiaries; Vice President of Customer Service, Region III of Golden State Water Company from April 1997 to October 2007	55	October 2007

Shengder D. Chang	Vice President– Environmental Quality of Golden State Water Company; Engineering and Planning Manager of Golden State Water Company from June 2005 to October 2007; Water Quality Manager of Golden State Water Company from October 2002 to June 2005	53	October 2007

Gladys M. Farrow	Vice President–Finance, Treasurer and Assistant Secretary of Golden State Water Company and Treasurer and Assistant Secretary for the other subsidiaries of American States Water Company; Controller of Golden State Water Company from March 2003 to November 2008	45	November 2008

William C. Gedney	Vice President– Asset Management of Golden State Water Company; Vice President of Water Quality of Golden State Water Company from January 2004 to October 2007	55	October 2007

Granville R. Hodges	Vice President of Operations, of American States Utility Services, Inc. and its subsidiaries; Manager of Operations and Business Development of American States Utility Services, Inc. from May 2004 to January 2007	50	January 2007

			Held Current
Name	Principal Occupation and Experience	Age	Position Since
Diane D. Rentfrow	Vice President of Human Capital Management of Golden State Water Company; Dean of Employee Development University of Golden State Water Company from May 1996 to August 2007	61	August 2007

Patrick R. Scanlon	Vice President of Water Operations of Golden State Water Company; Vice President of Customer Service, Region II of Golden State Water Company from October 2002 to January 2008	52	January 2008

Bryan K. Switzer	Vice President- Regulatory Affairs of Golden State Water Company	53	September 2004

Roland S. Tanner	Vice President – Customer Support Services of Golden State Water Company; Vice President of Customer Service, Region I of Golden State Water Company from September 2004 to January 2008	53	January 2008

Gregory S. Thomas	Vice President – Capital Projects, American States Utility Services, Inc. and its subsidiaries; Senior Project Manager of Camp Dresser & McKee from November 2006 to May 2008; Director of Facility Maintenance at Camp Pendleton, U.S. Marine Corp. from July 2004 to November 2006	46	May 2008

Compensation Discussion and Analysis

     This section explains the company’s executive compensation program and the decisions made by the compensation committee in 2009 as they relate to our named executive officers. Our named executive officers and their position with the company or a subsidiary in 2009 were:

Robert J. Sprowls	President and Chief Executive Officer
Eva G. Tang	Senior Vice President-Finance, Chief Financial Officer, Corporate Secretary and Treasurer
McClellan Harris III	Senior Vice President and Assistant Secretary of American States Utility Services, Inc.
Denise L. Kruger	Senior Vice President-Regulated Utilities of Golden State Water Company and Chaparral City Water Company
James B. Gallagher	Vice President-Management Services of American States Utility Services, Inc.

     Information regarding the compensation paid to our named executive officers during the past three years is presented in the tables following this discussion. Further information regarding our compensation program is presented after each of the tables.

Information Considered by the Compensation Committee.

     The compensation committee engaged Mercer in 2008 to prepare a survey of executive compensation trends and pay practices of other companies and to make recommendations to the compensation committee regarding the amount and types of compensation to be paid to our executive officers in 2009 in order for the company to continue to offer competitive compensation packages to its executive officers and fairly allocate equity compensation among its executive officers and managers. The peer group was created by Mercer, after consultation with management, to best match the company based on industry, size (revenue and employee count) and business model. The peer group that was selected consists of:
  Aqua America, Inc.;

  California Water Service Group;

  SJW Corp.;

  SouthWest Water Company;

  UIL Holdings Corporation;

  South Jersey Industries, Inc.;

  MGE Energy, Inc.;

  The Empire District Electric Company;

  ITC Holdings Corporation;

  Central Vermont Public Service Corporation;

  Unitil Corporation, and

  Chesapeake Utilities Corporation.
     The Mercer survey also included general industry survey data based on the Watson Wyatt Executive Survey, a general industry survey prepared by Mercer and data from the Mercer-MTCS, Compensation Survey for the Energy Sector-Utilities Industry.

     The compensation committee also takes into account the recommendations of management regarding compensation to be paid to our executive officers (other than the chief executive officer) and the practices of the California Public Utilities Commission and the Arizona Corporation Commission relating to the reasonableness of compensation paid by the company. Our regulated utilities are not permitted to recover in rates compensation that is determined by the applicable commission not to be reasonable.

Risk Considerations.

     In establishing and reviewing the company’s compensation program, the compensation committee considers whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. Base salaries, which constitute the largest part of total annual compensation for all employees of the company, are fixed in amount and thus do not encourage excessive risk taking.

     The compensation committee considers a variety of factors in awarding additional cash compensation based on the performance of its executive officers, including factors based on earnings performance, customer satisfaction, capital improvements and internal accounting controls. The committee believes that, as a result of this mix of factors that are tied to the company’s budget and strategic plan, the company’s short-term cash incentive program appropriately balances risk and the committee’s desire to compensate executives for accomplishments that are important to the company’s various stakeholders.

     In order to mitigate risks that may be associated with performance-based compensation, the compensation committee approved a policy to recoup performance-based compensation payments if the amount of the payment was calculated based on the achievement of financial results that were subsequently subject to an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws;

  the need for the accounting restatement was identified within three years after the date of the filing of financial results that were subsequently restated; and

  a lesser payment would have been made to an executive officer based on the restated financial results.
     The maximum bonus award is limited to $400,000. The discretionary bonus is 25% of the aggregate target bonus for each of the executive officers. The maximum discretionary bonus for each executive officer is limited to 40% of the maximum aggregate bonus. The discretionary bonus is payable based on the company’s subjective assessment of the executive officer’s attainment of core performance objectives established for each executive officer’s position. The compensation committee believes that these limitations further discourage excessive risk-taking by executive officers.

     The compensation committee also makes stock awards to executive officers and managers in order to align the interests of management with that of the company’s shareholders. The awards are staggered and subject to three-year vesting schedules. This helps ensure that executive compensation is tied, in part, to long-term stock performance.

     In addition to establishing and reviewing the company’s compensation program, the compensation committee also examines the pay practices and policies relating to all employees of the company. On the basis of this examination, the compensation committee has concluded that the company’s pay practices and policies do not appear to involve any risks that could have a material adverse effect on the company.

Objectives of the Executive Compensation Program.

     The compensation committee desires to implement the company’s executive compensation program in a manner that will enable the company to (1) attract, retain and motivate talented and experienced executives, (2) provide fair, equitable and reasonable compensation to each executive officer, (3) reward job performance, and (4) further align the interests of our executive officers with that of our shareholders. Each of these objectives is considered by the compensation committee and the independent members of the board in making compensation decisions.

Elements of Executive Compensation.

     The company’s compensation program consists of base salary, short-term cash incentives, restricted stock unit and option awards, retirement benefits, severance arrangements and welfare and other benefits and perquisites. Each of these elements is discussed in more detail below.

Base Salary.

     When determining whether to make adjustments to the base salaries of individual executive officers in January 2009, the compensation committee considered the following factors:
  the executive compensation survey prepared by Mercer and the competitiveness of the company’s compensation programs compared to those of the company’s peer group, utilities in the energy sector and other companies;

  the desire to compensate executives in comparable positions in the company in a similar manner; Robert Sprowls is the chief executive officer of the company; Eva Tang, Denise Kruger and McClellan Harris III are senior vice presidents and James Gallagher is a vice president;

  the promotion of Robert Sprowls to chief executive officer effective January 1, 2009 and the promotion of Eva Tang to chief financial officer in November 2008;

  a subjective assessment of each executive’s performance during 2008, including his or her performance in the areas of our business over which he or she had individual responsibility; and

  a review of the company’s financial performance and management’s accomplishments during 2008.

     After consideration of the factors described above, the compensation committee approved the annual base salary of Mr. Sprowls, Ms. Kruger, Mr. Harris, Ms. Tang and Mr. Gallagher in January 2009. The table below shows the annual base salaries approved by the compensation committee for 2009 and 2008.

	2009 Base	2008 Base	Percent
Executive Officer	Salary(1)	Salary(1)	Change
Robert J. Sprowls	$450,000	$381,750	17.9%
Eva G. Tang	278,000	260,000	6.9%
McClellan Harris III	314,000	302,495	3.8%
Denise L. Kruger	323,000	308,000	4.9%
James B. Gallagher(2)	247,388	247,388	0.0%

(1) The amount reflects the annual base salary approved by the compensation committee for each year and differs from the amount reported in the Summary Compensation Table which reflects the amount paid to each executive officer during the calendar year. These amounts differ due to differences in pay periods.
(2) The compensation committee approved a lump sum payment of $8,700 to Mr. Gallagher in lieu of a salary increase in 2009.

     Short-Term Cash Incentives.

     The Mercer report indicated that the company’s short-term cash incentives were below the target bonus for the other companies surveyed. As a result, the total cash compensation paid by the company to its executive officers was below the median of the other companies surveyed. The report also indicated that most of the members of the company’s peer group relied on a combination of financial and overall strategic metrics to tie reward to performance rather than discretionary cash bonuses as the company has done in the past.

     On the basis of these recommendations and in order to meet the objective of rewarding individual executive officers for performance, in July 2009, the compensation committee approved the performance incentive plan that is being submitted for approval of shareholders at this annual meeting. In connection with the performance incentive plan, the compensation committee also approved a short term incentive program for executive officers for the 2009 performance period, which, as discussed below, included an opportunity for a bonus under the performance incentive plan based on achievement of objective performance criteria and an opportunity for a discretionary bonus based on a subjective assessment of an executive officer’s performance.

     Under the 2009 short-term cash incentive program, performance goals were set at threshold, target and maximum levels based on objectives in the company’s internal business plans. The table below shows the performance goals at threshold, target and maximum levels and the company’s actual performance for 2009.

PERFORMANCE GOALS

Performance Measure	Performance Targets			Actual Performance
	Threshold	Target	Maximum
Adjusted EPS-	80% of Budget	100% of Budget	120% of Budget	$1.87
Consolidated(1)	or $1.26	or $1.58	or $1.90
Adjusted EPS-RU(2)	80% of Budget	100% of Budget	120% of Budget	$1.61
	or $1.23	or $1.54	or $1.85
Adjusted EPS-ASUS(3)	Adjusted EPS	100% of Budget	120% of Budget	$0.22
	>$0.00	or $0.04	or $0.05
Relative Stock Price(4)	Equal to or	Equal to or	Equal to or	7
	greater than 3	greater than 6	greater than 9
	companies	companies	companies
Customer Complaints(5)	782 or less	742 or less	703 or less	677
Capital Expenditures(6)	80% of Budget	100% of Budget	120% of Budget	$67,737,000
	or $58,630,000	or $73,287,000	or $87,944,000
SOX-RU(7)	No MW & 2 or	No MW & 1 SD	No MW or SD	No MW or SD
	fewer SDs
SOX-ASUS(8)	No MW & 2 or	No MW & 1 SD	No MW or SD	No MW or SD
	fewer SDs
Equitable Adjustment(9)	N/A	Completed	N/A	Did not meet
Price Redetermination(10)	N/A	Completed	N/A	Did not meet

(1) Adjusted EPS-Consolidated means the company’s earnings per share for 2009 adjusted to remove (a) settlement charges and outside expenses associated with the California Public Utilities Commission subpoena regarding the capital projects contracting matter and the litigation with two former officers of the company, (b) derivative gains or losses attributable to fixed-price power purchase contracts as reported in the company’s consolidated financial statements for 2009, and (c) the amount by which actual companywide pension expenses for 2009 exceeds the amount budgeted for companywide pension expenses.
(2) Adjusted EPS-RU means the sum of the earnings per share of each of the regulated utilities for 2009 adjusted to remove (a) settlement charges and outside expenses associated with the California Public Utilities Commission subpoena regarding the capital projects contracting matter and the litigation with two former officers of the company, (b) derivative gains or losses attributable to fixed-price power purchase contracts as reported in the company’s consolidated financial statements for 2009, and (c) the amount by which actual companywide pension expenses for 2009 exceeds the amount budgeted for companywide pension expenses.
(3) Adjusted EPS-ASUS means the earnings per share for American States Utility Services, Inc. adjusted to remove the amount by which actual companywide pension expenses for 2009 exceeds the amount budgeted for companywide pension expenses.
(4) Relative Stock Price means the company’s total shareholder return as compared to the total shareholder return of each of the members of the company’s peer group.
(5) Customer Complaints means the number of water quality, pressure and service complaints reported by customers to the company in 2009 and later reported to the California Department of Public Health by the company during 2009.
(6) Capital Expenditures means the dollar amount of the budgeted capital expenditures for 2009 for the regulated utilities, including the budgeted capital expenditures for 2009 for the Wrightwood project only to the extent that the Division of Ratepayer Advocates of the California Public Utilities Commission does not oppose the Wrightwood project in the 2008-2009 Region III rate case.
(7) SOX-RU means the number of significant deficiencies, or SDs, and material weaknesses, or MWs, reported for the regulated utilities in the independent auditor’s report for 2009 pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.
(8) SOX-ASUS means the number of SDs and MWs reported for American States Utilities Services, Inc. in the independent auditor’s report for 2009 pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

(9) Equitable adjustment means the execution, during the calendar year 2009, of an agreement with the U.S. government that provides for a permanent increase in Old North Utility Services’ operations and maintenance fees at Fort Bragg due to the management of more inventory than was included in the government’s initial request for proposal.
(10) Price redetermination means the execution, during calendar year 2009, of an agreement with the U.S. government that provides for a permanent increase in the monthly fees payable to Terrapin Utility Services, Inc. with respect to its operations at Andrews Air Force Base.
____________________

     The target aggregate bonus is based on a percentage of base salary which in 2009 was 30% for the president and the chief executive officer, 20% for the senior vice presidents, and 15% for all other executives. The pay-out structure is based on the following pay-out percentages as a percentage of the target aggregate bonus of each of the named executive officers on the date that the compensation committee approved the performance criteria and performance targets. The performance measures and payout percentages varied depending upon whether the executive was an administrative officer of Golden State Water Company, or GSWC, an operations officer of GSWC or an officer of American States Utility Services, Inc., or ASUS. Mr. Sprowls and Ms. Tang are administrative officers of GSWC. Ms. Kruger is an operations officer of GSWC. Mr. Harris and Mr. Gallagher are officers of ASUS.

PAY-OUT PERCENTAGES FOR GSWC ADMINISTRATIVE OFFICERS

Performance Measure	Payout Percentage
	Threshold	Target	Maximum
Adjusted EPS-Consolidated	10%	20%	30%
Relative Stock Price	5%	15%	20%
Adjusted EPS-RU	7.5%	15%	22.5%
Customer Complaints	2.5%	5%	7.5%
Capital Expenditures	2.5%	5%	7.5%
SOX-RU	2.5%	5%	7.5%
Adjusted EPS-ASUS	2.5%	5%	7.5%
SOX-ASUS	2.5%	5%	7.5%
Objective Bonus Total	35%	75%	110%
Discretionary Bonus	15%	25%	40%
Aggregate Bonus	50%	100%	150%

PAY-OUT PERCENTAGES FOR GSWC OPERATIONS OFFICERS

Performance Measure	Payout Percentage
	Threshold	Target	Maximum
Adjusted EPS-Consolidated	10%	20%	30%
Relative Stock Price	5%	10%	15%
Adjusted EPS-RU	10%	20%	30%
Customer Complaints	2.5%	5%	7.5%
Capital Expenditures	2.5%	10%	12.5%
SOX-RU	2.5%	5%	7.5%
Adjusted EPS-ASUS	2.5%	5%	7.5%
Objective Bonus Total	35%	75%	110%
Discretionary Bonus	15%	25%	40%
Aggregate Bonus	50%	100%	150%

PAY-OUT PERCENTAGES FOR ASUS OFFICERS

Performance Measure	Payout Percentage
	Threshold	Target	Maximum
Adjusted EPS-Consolidated	10%	20%	30%
Relative Stock Price	5%	10%	15%
Adjusted EPS-RU	2.5%	5%	7.5%
Adjusted EPS-ASUS	15%	20%	35%
Equitable Adjustment	N/A	7.5%	7.5%
Price Redetermination	N/A	7.5%	7.5%
SOX-ASUS	2.5%	5%	7.5%
Objective Bonus Total	35%	75%	110%
Discretionary Bonus	15%	25%	40%
Aggregate Bonus	50%	100%	150%

     The compensation committee recognizes that the company’s financial performance is dependent upon a number of factors beyond the immediate control of management, such as weather, water quality and water supply. As a result, the pay-out structure includes a discretionary bonus component based on a subjective assessment of the performance of each executive officer by the compensation committee.

     Under the 2009 Short-Term Incentive Plan, Mr. Sprowls, Ms. Tang, Ms. Kruger, Mr. Harris and Mr. Gallagher received aggregate cash bonuses of $171,045, $67,665, $76,163, $74,732 and $42,303, respectively. Of this amount, Mr. Sprowls, Ms. Tang, Ms. Kruger, Mr. Harris and Mr. Gallagher received discretionary cash bonuses of $40,500, $13,900 $16,150, $18,840 and $9,277, which were was based on a subjective assessment of the performance of each executive officer in the areas of our business over which the executive officer had responsibility and, for each of the executive officers, other than Mr. Sprowls, the recommendations of Mr. Sprowls. The remainder of the aggregate cash bonuses was based on satisfaction of the objective criteria set forth in the 2009 short-term incentive plan.

     Equity Awards

     The compensation committee considered the following factors in making awards of stock options and restricted stock units to its executive officers:
  the past practices of the committee in awarding stock options and restricted stock units to executive officers;

  the executive compensation survey prepared by Mercer;

  the share-based run rate as a percentage of weighted average basic common shares outstanding, the economic run-rate as a percentage of market capitalization and the dilution resulting from the grant of long-term incentive compensation to the company’s executive officers and managers;

  the desire to compensate executives in comparable positions in a similar manner, and the promotion of Robert Sprowls to chief executive officer effective January 1, 2009.
     After consideration of the factors described above and in order to align the interests of the company’s executive officers with that of shareholders, the compensation committee decided to increase the grant date fair value of awards made in 2009 from the grant date fair value of awards made in 2008 (which had been adjusted downward due to an error in the granting of stock awards in 2007) for Mr. Sprowls from $107,795 to $193,012, for Ms. Kruger and Mr. Harris from $62,092 to $96,506, for Ms. Tang from $52,125 to $96,506 and Mr. Gallagher from $49,659 to $80,730. These amounts do not include the dividend equivalent rights that have accumulated subsequent to the grant date.

     Consistent with past practice, at one of its earlier meetings in 2009, the compensation committee granted to each executive officer two types of equity awards, a stock option award and a restricted stock unit award, with approximately 50% of the long-term incentive value in each type of award. Each award vests over a three-year period. The compensation committee believes that granting equity awards with three-year vesting periods creates a substantial retention incentive and also encourages the named executive officers to focus on the company’s long-term business objectives and stock performance.

     Each restricted stock unit was granted with dividend equivalent rights. The compensation committee believes that granting stock units with dividend equivalent rights also helps align the interests of the named executive officers with the interests of the shareholders of a utility who frequently purchase and retain the stock of that utility based on the amount of dividends that the utility consistently pays.

     Upon occurrence of a change in control event, each option will become immediately exercisable and each restricted stock unit will immediately vest free of restrictions. The compensation committee believes that the vesting of equity awards permits executives to share in the value that they created for shareholders at the same time that the shareholders recognize that value upon a change in control. The compensation committee also believes that the acceleration feature is consistent with the practices of most members of its peer group.

     In each case, the compensation committee established the exercise price of stock options as the closing price of the company’s common shares on the effective date of the award. The effective date of the grant was the date on which the compensation committee made the stock award. As indicated above, the awards were made at one of the earlier meetings of the compensation committee in 2009, which is consistent with the company’s past practices and the company’s stock option grant policies.

     Total Direct Compensation

     The following table sets forth information comparing the mix of total direct compensation paid to each named executive officer in 2008 compared with the mix of total direct compensation paid in 2009.

TOTAL DIRECT COMPENSATION

Executive	Percent of 2008				Percent of 2009
Officer	Total Direct Compensation(1)				Total Direct Compensation(1)
	Base	Performance	Cash	Equity	Base	Performance	Cash	Equity
	Salary	Incentive	Bonus	Awards	Salary	Incentive(2)	Bonus	Awards
Robert J. Sprowls	66%	0%	15%	19%	55%	16%	5%	24%
Eva G. Tang	75%	0%	8%	17%	63%	12%	3%	22%
McClellan Harris III	83%	0%	0%	17%	65%	11%	4%	20%
Denise L. Kruger	77%	0%	7%	16%	65%	12%	3%	20%
James B. Gallagher	83%	0%	0%	17%	65%	8%	5%(3)	22%

(1) Total direct compensation does not include the change in the value of each executive officer’s pension and all other compensation set forth in the Summary Compensation Table.
(2) Amount paid upon satisfaction of objective criteria set forth in the 2009 short-term incentive plan.
(3) Includes the $8,700 lump sum payment made to Mr. Gallagher in lieu of a salary increase in 2009.

     The total cash compensation (consisting of salary, performance incentive compensation and discretionary cash bonus) paid by the company to Mr. Sprowls in 2009 was below the median total cash compensation paid to the chief executive officers of the company’s peer group, other utilities and other companies based on the peer group, utility and general industry survey data provided to the company by Mercer in December 2008. The total cash compensation paid to Ms. Kruger was below the median total cash compensation paid to executive officers in comparable positions in two of the three Mercer surveys and higher than the median total cash compensation in one of the surveys. The total cash compensation paid to Ms. Tang was approximately at the median total cash compensation paid to executive officers in comparable positions in all three Mercer surveys. The total cash compensation paid to Mr. Harris was below the total cash compensation paid to executive officers in comparable positions in one of the Mercer surveys and higher than the median in two of the surveys. Total cash compensation paid to Mr. Gallagher was above the median paid to executive officers in comparable positions in all three Mercer surveys.

     The value of the total equity awards (consisting of stock options and restricted stock units) made by the company to Mr. Sprowls in 2009 was below the median value of total equity awards made to chief executive officers of the company’s peer group, other utilities and other companies based on the peer group, utility and general industry survey data provided by Mercer to the company in December 2008. The value of the total equity awards made to each of the other named executive officers was below the median value granted to executive officers in comparable positions in two of the Mercer surveys and higher than the median value in the third survey.

     Retirement Benefits

     We provide retirement benefits that we believe are comparable to the benefits provided by other members of our peer group in order to attract, retain and motivate talented and experienced executives. Our retirement benefit programs are also intended to provide fair, equitable and reasonable compensation to our executive officers and to assist in the retention of our executive officers.

     At the request of management, our board of directors approved an amendment to the company’s supplemental retirement plan in May 2009 that incorporated a previous board action which indicated that all officers are eligible to participate in the plan, and to clarify that the definition of compensation provided in the plan would apply for all years in which any participant in the plan was an officer, regardless of whether he or she was a participant in the plan at that time. The purpose of this change was to provide fair and equitable benefits to all executive officers. This change did not affect any of our named executive officers.

     Severance Arrangements

     We do not have any employment agreements with any of our executive officers. We do, however, have change in control agreements with each of our named executive officers which provide for certain benefits in the event of a change in control of the company if the executive officer’s employment is terminated other than for cause or disability or the executive terminates employment for good reason. Under the terms of the change in control agreements, each executive officer is entitled to an amount equal to 2.99 times the sum of the executive’s annual base salary at the highest rate in effect in any year of the three calendar years preceding the change in control and the average of the payments made to the executive pursuant to a cash-pay performance incentive plan during the five calendar years immediately preceding the date of termination of employment. Each of these executives is also entitled to coverage under our health and welfare benefit plans for a period of two years after termination of employment (three years for Mr. Sprowls and Ms. Tang). Each executive will also receive a gross-up payment if the executive officer is required to pay an excise tax under Section 4999 of the Internal Revenue Code.

     The terms of the company’s change in control agreements were negotiated with management in 1998. The terms were amended in 2005 with the consent of each executive officer that was a party to a change in control agreement.

     The compensation committee believes that the change in control agreements provide management with benefits comparable to those provided by other members of our peer group and other public utilities in California with whom we competed for executives at the time that the change in control agreements were executed. The compensation committee also believes that the change in control agreements provide appropriate incentives to management to remain with the company in the event of a potential change in control. Under the terms of the company’s existing change in control agreements, the company does not have any authority to make any changes to any change in control agreement previously executed by an executive officer without the consent of the executive officer.

     Welfare and Other Benefits and Perquisites

     We provide welfare and other benefits that we believe are comparable to the benefits provided by other members of our peer group and other perquisites that we believe are necessary to attract, retain and motivate talented and experienced executives. Except as described under “How were certain officers compensated in 2009?,” we provide the same benefits to executive officers as we provide to other employees of the company.

     The company has, in the past, reimbursed executive officers for certain expenses which they incurred in connection with relocating to another office at the request of the company on a case by case basis. In order to provide fair and equitable compensation to all executive officers, the compensation committee approved a formal policy in July 2009, which sets forth the type and amount of relocation expenses that will be reimbursed by the company. Each officer is entitled to a tax gross-up for any eligible relocation expenses that are treated as taxable wages based on an applicable marginal tax rate determined by reference to the officer’s filing status and employment related data. None of our named executive officers were reimbursed for relocation expenses pursuant to the terms of this policy in 2009.

     The company did not previously have any policy to recoup any relocation expenses that were paid if an executive officer ceased to be an employee of the company. Under the terms of the relocation policy, the officer is required to reimburse the company for any expenses paid by the company if the officer resigns from the company or any of its subsidiaries or is terminated for misconduct and/or poor performance within 24 months after having commenced work at the new assigned work location. The compensation committee believes that it is appropriate for the company to claw back any relocation expenses paid to an officer in these circumstances due to the lack of benefit to the company and its shareholders.

Compensation Committee Report

     The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management. On the basis of this review and discussion, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and in our Form 10-K for the year ended December 31, 2009 by incorporation by reference to this proxy statement.

     This report is submitted by:

          James L. Anderson, Chair
          Diana M. Bontá, Member
          Anne M. Holloway, Member

How were certain of our executive officers compensated in 2009?

     We compensated each of our most highly compensated executive officers in 2009 as more particularly described below. Unless otherwise specified, the principal position of the executive officer is with American States Water Company. We also reimbursed each of these executive officers for expenses incurred in the performance of his or her duties as an executive officer.

SUMMARY COMPENSATION TABLE

							Change in
							Pension
							Value and
						Non-	Non-
						Equity	Qualified
						Incentive	Deferred
						Plan	Compen-	All Other
				Stock	Option	Compen-	sation	Compen-
Name and Principal		Salary	Bonus	Awards	Awards	sation	Earnings	sation	Total
Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)(7)	($)
Robert J. Sprowls	2009	$449,212	$40,500	$101,436	$96,216	$130,545	$126,850	$59,037	$1,003,796
President and Chief
Executive Officer	2008	393,186	90,000	66,002	45,101	-	73,439	13,508	681,236

	2007	303,702	-	53,073	69,128	-	40,422	24,969	491,294
Eva G. Tang	2009	277,792	13,900	50,776	48,108	53,765	147,586	15,720	607,647
Senior Vice
President-Finance,	2008	241,450	26,000	33,074	20,822	-	114,870	16,268	452,484
Chief Financial
Officer, Corporate
Secretary and
Treasurer(8)
McClellan Harris III	2009	313,867	18,840	50,969	48,108	55,892	220,576	16,917	725,169
Senior Vice President
and Assistant	2008	313,123	-	39,827	24,469	-	196,035	14,979	588,433
Secretary of
American States	2007	277,987	27,870	39,806	51,844	-	57,134	24,565	479,206
Utility Services, Inc.
Denise L. Kruger	2009	322,827	16,150	50,969	48,108	60,013	129,314	17,829	645,210
Senior Vice
President, Regulated	2008	318,238	30,800	39,827	24,469	-	113,981	47,455	574,770
Utilities of Golden
State Water	2007	268,940	27,000	39,806	51,844	-	22,142	26,049	435,781
Company and
Chaparral City Water
Company
James B. Gallagher	2009	247,388	17,977(9)	43,622	39,246	33,026	153,411	19,944	554,614
Vice President of
Management	2008	256,358	-	31,847	19,574	-	145,264	19,575	472,618
Services of American
States Utility
Services, Inc.(8)

(1)  Reflects the amount paid to each executive officer during the calendar year based on pay periods (2009 and 2007 contained 26 pay periods whereas 2008 contained 27 pay periods).
(2)  In 2009, the amount reflects the amount paid to the executive officer as a discretionary bonus under the short-term incentive compensation plan approved by the compensation committee.
(3)  The amount, including dividend equivalent rights, reflects the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718, rather than the amounts recognized on our financial statements which is based on vesting.

We provide information regarding the assumptions used in the calculation of these amounts in Note 12 to our financial statements for the year ended December 31, 2009 in our Form 10-K filed with the Securities and Exchange Commission on March 12, 2010. We did not make any other type of stock award in 2009. None of our named executive officers forfeited any stock awards in 2009.
(4) The amount reflects the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718, rather than the amounts recognized on our financial statements which is based on vesting. We provide information regarding the assumptions used to calculate the value of all awards of stock options made to executive officers in Note 12 to our financial statements in our Form 10-K for the year ended December 31, 2009. None of our executive officers forfeited any option awards in 2009.
(5) The amount reflects the amount paid to the executive based upon satisfaction of the performance criteria under the short-term cash incentive program approved by the compensation committee.
(6) This column represents the sum of the change in the value of the pension plan and the supplemental retirement plan or other retirement benefits for each of the named executive officers. The change in the pension value under the Golden State Water Company Pension Plan, or pension plan, for 2009, was $35,731, $87,582, $115,779, $57,438 and $116,402 for each of Mr. Sprowls, Ms. Tang, Mr. Harris, Ms. Kruger, and Mr. Gallagher, respectively. The change in the pension value under the supplemental retirement plan for 2009 was $91,119, $60,004, $104,797, $71,876 and $37,009 for each of Mr. Sprowls, Ms. Tang, Mr. Harris, Ms. Kruger and Mr. Gallagher, respectively. See the Pension Benefits Table for additional information regarding the retirement age assumptions used in making these calculations. We provide additional information regarding the assumptions used to calculate the change in pension value in Note 11 to our financial statements in our Form 10-K for the year ended December 31, 2009. We do not have any non-qualified deferred compensation plans.
(7) We provide information on the amount and types of benefits included under the heading “All Other Compensation” in the table below.
(8) This executive officer was not a named executive officer in 2007.
(9) This amount includes a lump sum payment of $8,700 made to Mr. Gallagher in 2009 in lieu of a salary increase.
____________________

     The following table provides information regarding the amount and types of benefits included under the heading “All Other Compensation” in the previous table.

ALL OTHER COMPENSATION

								Total
		Employer 401(k)		Personal Use	Dividend		Other	All Other
		Matching		of Company	Equivalents	Relocation	Compen-	Compen-
		Contribution	Insurance	Car	Paid in Cash	Expenses	sation	sation
Name	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)
Robert J. Sprowls	2009	$11,025	$332	$2,340	$-	$45,000	$340	$59,037
	2008	10,350	332	2,670	-	-	156	13,508
	2007	10,125	304	2,855	11,528	-	157	24,969
Eva G. Tang(6)	2009	11,025	332	4,183	-	-	180	15,720
	2008	10,350	332	5,430	-	-	156	16,268
McClellan Harris III	2009	11,025	332	3,730	-	-	1,830	16,917
	2008	10,350	332	2,240	-	-	2,057	14,979
	2007	10,125	304	3,391	9,539	-	1,206	24,565
Denise L. Kruger	2009	11,025	332	6,292	-	-	180	17,829
	2008	10,350	332	5,817	-	30,800	156	47,455
	2007	10,125	304	3,251	11,532	-	837	26,049
James B. Gallagher(6)	2009	11,025	332	7,240	-	-	1,347	19,944
	2008	10,350	332	7,644	-	-	1,249	19,575

(1) We provide group term life insurance and accidental death and dismemberment insurance to each of our employees and their families. In the event of the death of an employee or a family member, his or her beneficiary is entitled to receive $50,000 under the group life insurance policy. The accidental death and dismemberment insurance pays additional benefits if an employee suffers a covered accidental loss resulting in death, dismemberment or paralysis. The cost of $229 is equally allocated among each of the board members and executive officers. In addition, we allocated one–third of the premium of $6,793 (three year premium) for coverage under a blanket accident insurance policy that covers our directors and executive officers. The cost of $103 in 2009 and 2008, and $75 in 2007 was equally allocated among each of the board members and executive officers.
(2) The value is based on an estimate of the aggregate incremental costs incurred by the company for the personal use of company-provided automobiles by each of the named executive officers.
(3) The cash payments to each executive officer in connection with dividend equivalent rights relate to options granted prior to 2006.

(4) We provided Mr. Sprowls a housing allowance of $45,000 in connection with his promotion to chief executive officer of the company. We also reimbursed Ms. Kruger for her relocation to Southern California at the request of the company in 2007.
(5) We paid a holiday bonus in 2009 of $180 to each of our employees, including our executive officers. In addition, we paid Mr. Sprowls $160 on his 5th anniversary with the company pursuant to our anniversary grant program for all employees. We paid Mr. Harris an additional $1,650 as reimbursement for health club expenses. We also reimbursed Mr. Gallagher for $1,167 in toll road expenses in 2009.
(6) This executive officer was not a named executive officer in 2007.
____________________

Equity Compensation

     An executive officer has the right to exercise all vested stock options until the end of a period of ten years following the date of grant, provided he or she remains employed by us. An executive also has the right to exercise his or her options for three months following the date of termination of employment, unless the executive is terminated for cause. If the executive’s employment is terminated as a result of: (i) death, (ii) total disability or (iii) retirement when the executive is at least 55 and the sum of the executive’s age and years of employment is equal to or greater than 75 (referred to herein as the Rule of 75), the options will be exercisable by the executive (or, in the case of death, his or her personal representative or beneficiary) during the term of the options on the vesting schedule set forth in the option agreement. All other options which we have granted vest over a period of three years during employment with the company.

     We also granted restricted stock units to each of our executive officers in 2009, which vest over a three year period. Generally, each executive officer is entitled to receive common shares in an amount equal to the number of his or her restricted stock units vested on each installment vesting date set forth in the award agreement. If the executive is at least 55 and the sum of the executive’s age and years of employment is equal to or greater than 75, the restricted stock units will vest on the date on which these conditions are satisfied, but will otherwise be payable in accordance with the vesting schedule. However, if the executive’s employment terminates as a result of death or disability, all of his or her restricted stock units vest on his or her termination date, and the common shares will be delivered to the executive or his or her personal representative or beneficiary within 60 days following termination of employment. If an executive’s restricted stock units vest as a result of a change in control or as a result of satisfying the age and service conditions of the stock award agreement, the executive’s common shares will be delivered in accordance with the installment vesting schedule in the stock award agreement or, if earlier, within 60 days following termination of employment, subject to any required delay for specified employees under Section 409A of the Internal Revenue Code. All of the named executive officers are specified employees for this purpose.

     Each of the options granted to the named executive officers in 2009 vest at the rate of 33% one year after the date of grant, 33% two years after the date of grant and 34% three years after the date of grant. Each of the restricted stock units awarded to the named executive officers in 2009 are payable at the rate of 33% one year after the grant date, 33% two years after the date of the grant and 34% three years after the date of the grant. All of the option and restricted stock unit awards made to Mr. Harris vested in 2009 pursuant to the Rule of 75. All of the option and restricted stock unit awards made to Mr. Gallagher vested in January 2010 pursuant to the Rule of 75.

     We also awarded each of our executive officers restricted stock units in 2009 in an amount equal to the quarterly cash dividends payable on our common shares times the number of restricted stock units granted to the executive officer divided by the closing price of our common shares on the dividend payment date as provided in the 2000 and 2008 plans. The value of the restricted stock units is included in the “Stock Awards” column in the Summary Compensation Table. These restricted stock units vest and are payable on the same basis as the underlying restricted units on which these restricted stock units were earned.

Other Compensation

     We have a 401(k) plan under which employees may invest a percentage of their pay, up to a maximum amount prescribed by law. We provide matching contributions for each of our employees who participate in the plan of 100% up to the first 3% of eligible compensation deferred and 50% of the next 3% of eligible compensation deferred. Each of our executive officers is entitled to participate in this plan on the same basis as other employees, subject to the limits imposed by the Internal Revenue Code.

     We provide all active full-time employees with medical, dental and vision benefits and life insurance coverage. All employees are required to pay 15% of the company’s premiums for the medical, dental and vision benefits except for certain employees at subsidiaries of American States Utility Services, Inc. We pay all premiums for life insurance coverage in the amount of $50,000 for all employees and their families, plus additional benefits if any employee suffers a covered accidental loss resulting in death, dismemberment or paralysis. We also have employee assistance, an anniversary grant and holiday bonus programs. Each of our executive officers is entitled to these benefits on the same basis as other employees.

     All active full-time employees receive time off with pay for vacation, holiday and sick leave in accordance with company policy. Executives, other than Mr. Sprowls, received vacation accrual on the basis of the number of continuous months of service, with 1 to 60 months of service equating to 20 days per year of vacation; 61 to 120 months of continuous service equating to 25 days of vacation per year and 121 months of continuous service and over equating to 26 days of vacation per year. Executives, other than Mr. Sprowls, receive sick leave benefits on the same basis as all other employees. In 2009, Mr. Sprowls was entitled to 26 days of vacation per year and sick benefits based upon his number of years of service in the water or utility industry. Any vacation days not used in any year are carried over to the next year. All employees are entitled to a cash payment, based on their then current salary, for any accrued, but unused vacation days upon termination of employment.

     Each of our executive officers is entitled to the benefits of a travel insurance policy provided by the company and the use of a company-owned car. The company also reimburses each executive officer up to $150 per month for a single membership at a health club. Mr. Harris is the only named executive officer that was reimbursed for health club expenses in 2009.

Total Compensation

     The proportion of salary, bonus and non-equity incentive plan compensation to total compensation set forth in the Summary Compensation Table in 2009 for Mr. Sprowls, Ms. Tang, Mr. Harris, Ms. Kruger and Mr. Gallagher was 62%, 57%, 54%, 62% and 54% of total compensation, respectively. This is not a factor considered by the compensation committee in determining the amount of salary and bonus to be paid to an executive officer.

What plan-based awards did we make to these executive officers in 2009?

     Each of the named executive officers received a grant of stock options and restricted stock units in 2009 as more particularly described below. Each of the named executive officers also received an award under the company’s performance incentive plan based upon the satisfaction of certain performance criteria. The amount of this award is reflected in the Summary Compensation Table under the Non-Equity Incentive Compensation column. We did not make any equity incentive awards in 2009.

GRANTS OF PLAN-BASED AWARDS IN 2009

				All Option
			All Stock	Awards:		Grant Date
			Awards:	Number of	Exercise or	Fair Value
			Number of	Securities	Base Price	of Stock
			Shares of Stock	Underlying	of Option	and Option
	Grant	Award	or Units	Options	Awards	Awards
Name	Date(1)	Date(2)	(#)	(#)	($/Share)	($)(3)
Robert J. Sprowls	1/30/09	1/30/09	2,800.0			$96,796
	1/30/09	1/30/09		15,200	$34.57	96,216
	3/2/09	2/10/09	33.5			1,135
	6/1/09	5/11/09	36.1			1,144
	9/1/09	8/11/09	35.2			1,153
	12/1/09	11/12/09	36.0			1,208
Eva G. Tang	1/30/09	1/30/09	1,400.0			48,398
	1/30/09	1/30/09		7,600	$34.57	48,108
	3/2/09	2/10/09	17.2			583
	6/1/09	5/11/09	18.5			587
	9/1/09	8/11/09	18.0			591
	12/1/09	11/12/09	18.4			617
McClellan Harris III	1/30/09	1/30/09	1,400.0			48,398
	1/30/09	1/30/09		7,600	$34.57	48,108
	3/2/09	2/10/09	18.5			629
	6/1/09	5/11/09	20.0			634
	9/1/09	8/11/09	19.5			639
	12/1/09	11/12/09	19.9			669
Denise L. Kruger	1/30/09	1/30/09	1,400.0			48,398
	1/30/09	1/30/09		7,600	$34.57	48,108
	3/2/09	2/10/09	18.5			629
	6/1/09	5/11/09	20.0			634
	9/1/09	8/11/09	19.5			639
	12/1/09	11/12/09	19.9			669
James B. Gallagher	1/30/09	1/30/09	1,200.0			41,484
	1/30/09	1/30/09		6,200	$34.57	39,246
	3/2/09	2/10/09	15.4			523
	6/1/09	5/11/09	16.6			527
	9/1/09	8/11/09	16.2			531
	12/1/09	11/12/09	16.6			557

(1) Pursuant to the terms of the 2000 and 2008 plans, the effective date of the grant of restricted stock units pursuant to dividend equivalent rights on restricted stock units is the dividend payment date for our common shares set by the board of directors.
(2) Pursuant to the terms of the 2000 and 2008 plans, the award date of restricted stock units pursuant to dividend equivalent rights is the record date.
(3) We provide information regarding the assumptions used to calculate the value of all awards made to executive officers pursuant to the 2000 and 2008 plans in Note 12 to our financial statements in our Form 10-K for the year ended December 31, 2009. The values included in this table are for the full grant date fair value of the awards made in 2009 without regard to the three year vesting conditions described above.
____________________

     The proportion of equity compensation to total compensation set forth in the Summary Compensation Table for Mr. Sprowls, Ms. Tang, Mr. Harris, Ms. Kruger and Mr. Gallagher was 20%, 16%, 14%, 15%, and 15%, respectively. This is not a factor considered by the compensation committee in determining the amount of equity compensation to be paid to an executive officer.

What equity awards granted to these executive officers were outstanding at the end of the year?

     Each named executive officer had the stock option and restricted stock unit awards outstanding at December 31, 2009 described in the table below. Certain of the equity awards made to Mr. Harris and Mr. Gallagher have vested, but are not yet payable. Information regarding the installment payment dates for these awards is provided in the footnotes on the next table.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2009

	Option Awards				Stock Awards
	Number of	Number of
	Securities	Securities			Number of	Market Value
	Underlying	Underlying			Shares or	of Shares or
	Unexercised	Unexercised	Option	Option	Units That	Units That
	Options (#)	Options (#)	Exercise	Expiration	Have Not	Have Not
Name	Exercisable	Unexercisable	Price ($)	Date	Vested (#)	Vested ($)(1)
Robert J. Sprowls	4,105		$23.24	6/29/2014
	8,090		25.92	1/2/2015
	4,823		33.73	1/29/2016
	4,732	2,439(2)	38.62	1/1/2017
	2,195	4,457(3)	34.11	1/27/2018
		15,200(4)	34.57	1/29/2019
					4,681(10)	$165,790
Eva G. Tang	3,200		$23.15	12/31/2012
	9,075		25.55	2/1/2014
	9,075		25.92	1/2/2015
	4,320		33.73	1/29/2016
	2,840	1,462(2)	38.62	1/1/2017
	953	1,934(5)	34.11	1/27/2018
	61	123(6)	32.93	10/29/2018
		7,600(7)	34.57	1/29/2019
					2,390(11)	$84,630
McClellan Harris III	4,105		$25.92	1/2/2015
	3,618		33.73	1/29/2016
	3,550	1,828(2)	38.62	1/1/2017
	1,191	2,418(8)	34.11	1/27/2018
		7,600(7)	34.57	1/29/2019
					–(12)	–(12)
Denise L. Kruger	12,075		$25.55	2/1/2014
	12,075		25.92	1/2/2015
	5,400		33.73	1/29/2016
	3,550	1,828(2)	38.62	1/1/2017
	1,191	2,418(8)	34.11	1/27/2018
		7,600(7)	34.57	1/29/2019
					2,594(13)	$91,854
James B. Gallagher	1,650		$23.43	2/3/2012
	9,075		25.55	2/1/2014
	9,075		25.92	1/2/2015
	4,320		33.73	1/29/2016
	2,840	1,462(2)	38.62	1/1/2017
	953	1,934(5)	34.11	1/27/2018
		6,200(9)	34.57	1/29/2019
					2,157(12)	$76,415

(1) We determine the market value of restricted stock units that have not vested by multiplying the number of unvested restricted stock units outstanding on December 31, 2009 by the closing price of our common shares on December 31, 2009 as reported on The Wall Street Journal website (www.online.wsj.com). The closing price of our common shares on December 31, 2009 as reported was $35.41.

(2) These options vested on January 1, 2010.
(3) Of this amount, 2,195 options vested on January 27, 2010 and the remainder will vest on January 27, 2011.
(4) Of this amount, 5,016 options vested on January 29, 2010, 5,016 options will vest on January 29, 2011 and the remainder will vest on January 29, 2012.
(5) Of this amount, 953 options vested on January 27, 2010 and the remainder will vest on January 27, 2011.
(6) Of this amount, 61 options will vest on October 29, 2010 and the remainder will vest on October 29, 2012.
(7) Of this amount, 2,508 options vested on January 29, 2010, 2,508 options will vest on January 29, 2011 and the remainder will vest on January 29, 2012.
(8) Of this amount, 1,191 options vested on January 27, 2010 and the remainder will vest on January 27, 2011.
(9) Of this amount, 2,046 options vested on January 29, 2010, 2,046 options will vest on January 29, 2011 and the remainder will vest on January 29, 2012.
(10) Of this amount, 487 restricted stock units vested on January 1, 2010, 644 restricted stock units vested on January 27, 2010, 952 restricted stock units vested on January 29, 2010, 663 restricted stock units will vest on January 27, 2011, 952 restricted stock units will vest on January 29, 2011 and the remainder will vest on January 29, 2012.
(11) Of this amount, 292 restricted stock units vested on January 1, 2010, 309 restricted stock units vested on January 27, 2010, 476 restricted stock units vested on January 29, 2010, 12 restricted stock units will vest on October 29, 2010, 318 restricted stock units will vest on January 27, 2011, 476 restricted stock units will vest on January 29, 2011, 14 restricted stock units will vest on October 29, 2011 and the remainder will vest on January 29, 2012.
(12) All of the option and restricted stock unit awards made to Mr. Harris vested in 2009 pursuant to the Rule of 75. All of the option and restricted stock unit awards made to Mr. Gallagher vested in January 2010 pursuant to the Rule of 75.
(13) Of this amount, 365 restricted stock units vested on January 1, 2010, 386 restricted stock units vested on January 27, 2010, 476 restricted stock units vested on January 29, 2010, 399 restricted stock units will vest on January 27, 2011, 476 restricted stock units will vest on January 29, 2011 and the remainder will vest on January 29, 2012.

     None of our named executive officers has any outstanding equity incentive awards.

Did any of these executive officers exercise options or have restricted stock or restricted stock units vest in 2009?

     None of our named executive officers exercised stock options in 2009. All of our named executive officers had outstanding awards of restricted stock units vest in 2009.

OPTION EXERCISES AND STOCK VESTED IN 2009

	Option Exercises		Stock Awards
	No. of Shares		No. of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
Name	Exercise (#)	Exercise ($)	Vesting (#)	Vesting ($)(1)
Robert J. Sprowls	-	-	1,627	$55,302
Eva G. Tang	-	-	913	31,043
McClellan Harris III	-	-	3,721 (2)	38,320 (2)
Denise L. Kruger	-	-	1,127	38,320
James B. Gallagher	-	-	901	30,636

(1) We determined the value realized on vesting of restricted stock units based on the closing market price of our common shares on the date of vesting as reported on The Wall Street Journal website (www.online.wsj.com).
(2) Out of 3,721 shares fully vested in 2009, Mr. Harris acquired 1,127 common shares in January 2009 (all of which had vested in 2008), upon the pay-out of restricted stock units with a market value of $38,320 on the date of acquisition. Mr. Harris is entitled to acquire the remaining 2,594 common shares as a result of the immediate vesting of these common shares upon meeting the Rule of 75. Mr. Harris acquired 365 common shares on January 2, 2010 with a market value of $12,948 on the date of acquisition, 386 common shares on January 28, 2010 with a market value of $12,950 on the date of acquisition, and 476 common shares on January 30, 2010 with a market value of $15,813 as a result of the previous vesting of 1,227 restricted stock units. Mr. Harris has the right to acquire 399 common shares on January 28, 2011, 476 common shares on January 30, 2011, and 492 common shares on January 30, 2012 as a result of the previous vesting of 1,367 of restricted stock units, the value of which has not yet been realized.

What pension benefits are payable to these executive officers?

     We provide information in the table below reflecting the present value of the accumulated retirement benefits provided to each of our named executive officers as of December 31, 2009.

PENSION BENEFITS(1)

		Number of Years	Present Value of
		of Credited Service	Accumulated Benefit
Name	Plan Name	(#)	($)(3)
Robert J. Sprowls	Pension Plan	5	$136,240
	Supplemental Retirement Plan	5	185,099
Eva G. Tang	Pension Plan	13	393,496
	Supplemental Retirement Plan	13	155,528
McClellan Harris III(2)	Pension Plan	19	786,783
	Supplemental Retirement Plan	19	415,214
Denise L. Kruger	Pension Plan	17	341,333
	Supplemental Retirement Plan	17	196,279
James B. Gallagher	Pension Plan	22	712,292
	Supplemental Retirement Plan	22	168,137

(1) The present value of the accumulated benefit for each of the named executive officers is based on the age when he or she would be eligible to retire with full benefits, which is at 62, except for Mr. Sprowls. The present value of the accumulated benefit is based on the age of 63 and 10 months for Mr. Sprowls. If we had assumed that each of them would retire at age 65, the normal retirement age under each of these plans, the present value of the accumulated benefit under the pension plan would instead be $123,879, $311,399, $618,118, $270,515, and $560,185 for Mr. Sprowls, Ms. Tang, Mr. Harris, Ms. Kruger and Mr. Gallagher, respectively, and the present value of the accumulated benefit under the supplemental retirement plan would be $168,555, $123,333, $327,023, $155,872 and $132,555 for Mr. Sprowls, Ms. Tang, Mr. Harris, Ms. Kruger and Mr. Gallagher, respectively.
(2) Mr. Harris was eligible to retire with a 32.1% reduction in benefits at December 31, 2009. If we had assumed that Mr. Harris retired at December 31, 2009, the present value of his accumulated benefit for the pension plan and the supplemental retirement plan would instead be $693,350 and $366,180, respectively.
(3) We used the same assumptions to calculate the change in pension value in Note 11 to our financial statements in our Form 10-K for the year ended December, 31 2009, except that retirement age is assumed to be the earliest date on which an executive officer may retire under the plan without any benefit reduction due to age. We ignored for the purpose of this calculation what actuaries refer to as pre-retirement decrements.
____________________

     Each of our executive officers is a participant in the pension plan. This plan is a defined benefit pension plan available to all eligible employees who are 21 years or older and have completed 1,000 hours of service in the first year of employment or in any subsequent plan year. The normal retirement benefit is 2% of an employee’s five highest consecutive years’ average earnings multiplied by the number of years of credited service, up to a maximum of 40 years, reduced by a percentage of primary social security benefits. Normal retirement age is 65. An employee must have five years of service in order to receive benefits under this plan. For purposes of this plan, compensation includes an executive’s salary and all other reportable compensation received by the executive, except bonuses, the imputed value of the personal use of company-owned vehicles, unused vacation pay, severance pay and long-term incentive program payments, up to the maximum amount permitted under the Internal Revenue Code (which was $245,000 at January 1, 2010).

     We also provide each of our executive officers additional pension benefits under the supplemental retirement plan. Each executive has the right to receive a benefit under the terms of this plan equal to the sum of 2% of compensation for each year of service before 2006 plus 3% of compensation for each year of service after 2005, up to a combined maximum of 60% of compensation, less a percentage of primary social security benefits and amounts payable to the executive under the pension plan. For purposes of this plan, compensation includes all compensation included under the pension plan, cash incentive compensation and dividend equivalent rights on options granted prior to 2006. For participants who were employed by the company on January 1, 2006, the benefit is the greater of the benefit under the formula described in the previous sentence or the benefit under the previous formula. Under the previous formula, each executive was entitled to receive a benefit equal to the sum of 2% of compensation for each year of service, up to a maximum of 40 years, less a percentage of primary social security benefits and amounts payable to the executive under the pension plan.

     Under the terms of each of the plans, an employee who is vested may retire and receive benefits at age 55 with a reduction in benefits of 50%. An employee, who retires after age 55, but prior to age 65, will receive a lesser reduction in benefits depending upon the age at which the executive retires, unless the sum of the executive’s age and years of service equals 80. Mr. Harris is currently eligible to retire with a benefit reduction of 32.1%. Mr. Gallagher is currently eligible to retire with a benefit reduction of 50%. Under the terms of the supplemental retirement plan, an employee who is vested will begin receiving benefits within 60 days following the later of separation from service, age 55 or an age over 55 elected by the employee in 2009, subject to any delay required under Section 409A of the Internal Revenue Code.

     We did not make any payments to any named executive officer under either of our pension plans during the last year.

     We also provide a Medicare supplement insurance policy for each employee who we hired prior to February 1, 1995 and his or her spouse at or after age 65. Each of our named executive officers has a right to this benefit after reaching age 65, other than Mr. Sprowls, and Ms. Tang, who we hired after February 1, 1995.

Are any of these executive officers participants in a non-qualified deferred compensation plan?

     None of our named executive officers are participants in a defined contribution or non-qualified deferred compensation plan, other than our 401(k) Investment Incentive Program, which is a tax-qualified defined contribution plan available to our employees generally, and the supplemental retirement plan described above.

What are the terms of severance arrangements with executive officers?

     Each of our executive officers is entitled to receive benefits under the terms of our pension plan described under “What pension benefits are payable to these executive officers?” and a cash payment for any accrued, but unpaid vacation as described under “How were certain of our executive officers compensated in 2009? – All Other Compensation” following termination of employment.

     We do not have any other severance arrangements with our named executive officers, other than the change in control agreements described below.

What are the terms of change in control agreements with executive officers?

     Each of our executive officers is a party to a change in control agreement which provides for certain benefits in the event of a change in control of the company if the executive officer’s employment is terminated other than for cause or disability or the executive terminates employment for good reason. A change in control under these agreements will generally include:
  any sale or other change in ownership of substantially all of our assets, unless our business is continued by another entity in which the holders of our voting securities immediately before the event own more than 55% of the continuing entity’s voting securities, any reorganization or merger, unless the holders of our voting securities immediately before the event own more than 55% of the continuing entity’s securities and at least a majority of the members of the board of directors of the surviving entity were members of our board of directors at the time of execution of the agreement or approval by our board of directors, an acquisition by any person, entity or group acting in concert of more than 55% of our voting securities, unless the holders of our voting securities immediately before the event own more than 55% of the acquirer’s voting securities immediately after the acquisition, a tender offer or exchange offer by any person, entity or group which results in such person, entity or group owning more than 25% of our voting securities, unless the tender offer is approved by a majority of the members of our board of directors who were in office at the beginning of the 12-month period preceding the commencement of the tender offer, a change of one-half or more of the members of our board of directors within a 12-month period, unless at least two-thirds of the directors then still in office at the beginning of the 12- month period approved the election or nomination for election of the new directors, or
     The company must require any successor to the company to assume all change in control agreements.

     Each executive may terminate his or her employment for good reason if following the change in control:
  the executive is assigned duties inconsistent in any respect with the executive’s position or the executive is not re-appointed to the same position,

  the executive’s salary or benefits are reduced (including the elimination of any cash incentive or other cash bonus plan, without providing adequate substitutes), or the executive is located at an office that increases the distance from the executive’s home by more than 35 miles.
     In addition, all unvested options and restricted stock units will vest on the earlier of the change in control date or the date on which the executive’s employment is terminated. For each of the executive officers, a change in control will occur under the same circumstances described in his or her change in control agreement.

     Each of these executives also has coverage under our health and welfare benefit plans for a period of two years after termination (three years for Mr. Sprowls and Ms. Tang). Each executive will also receive a gross-up payment if the executive officer is required to pay an excise tax under Section 4999 of the Internal Revenue Code.

     If we are unable to deduct any payments we make under a change in control agreement, due to the limitations imposed by Section 162(m) of the Internal Revenue Code, we will defer such payments to the extent necessary to enable us to deduct the payments. Each executive will be entitled to interest on any deferred payments at the applicable federal tax rate under the Internal Revenue Code (which changes monthly). Under Section 162(m) of the Internal Revenue Code, we may generally not deduct for federal income tax purposes annual compensation in excess of $1,000,000 paid to any named executive officer in any year in which the named executive officer is an executive officer, unless it qualifies as “performance-based.”

     In addition, if we are required to make any payment under a change in control agreement which would be subject to Section 409A of the Internal Revenue Code, we will defer such payments until six months following the date of termination of the executive’s employment.

What do we estimate we will pay each of these executive officers in the event his or her employment is terminated as a result of a change in control?

     Assuming that the employment of each of our named executives was terminated on December 31, 2009, a change in control occurred on that date under the change in control agreements and the 2000 and 2008 plans and based on the assumptions set forth in the footnotes below, we estimate that we would have made the following payments to our named executive officers:

CHANGE IN CONTROL BENEFITS(1)

	Robert J.	Eva G.	McClellan	Denise L.	James B.
Payments and Benefits	Sprowls	Tang	Harris III	Kruger	Gallagher
Payments

Base Salary Benefit	$1,345,500	$831,220	$938,860	$965,770	$739,696
Bonus Benefit	92,989	55,136	37,297	70,983	23,222
Dividend Equivalent Rights Benefit	30,841	29,712	38,343	37,920	29,712
Excess Supplemental Executive	129,045	94,148	198,025	70,593	99,203
Retirement Plan or Other
Retirement Benefit(2)

Benefits

Welfare and Fringe Benefits(3)	50,419	50,419	25,090	33,613	33,613
Purchase of Automobile Benefit(4)	4,625	6,165	7,050	6,165	5,920
Stock Options Benefit(5)	18,562	9,204	9,527	6,384	7,723
Restricted Stock Units Benefit(6)	165,775	83,703	91,862	91,862	76,402
Tax Gross Up Payment(7)	685,374	443,657	-	-	-

Total	$2,523,130	$1,603,364	$1,346,054	$1,283,290	$1,015,491

(1) We have assumed, for purposes of preparing this table, that we make all change in control payments to each executive officer in July 2010. We have excluded for the purpose of this calculation, amounts paid to each executive officer for accrued, but unpaid base salary and vacation pay payable within ten days after termination of employment.
(2) In calculating the single sum actuarial equivalent, we used an interest rate equal to 6%, and the mortality table named and described in detail in Section A.1 of the pension plan, after reduction, if any, of the benefit using the “Regular Factors” under Section A.4 of the pension plan, each executive officer’s age at December 31, 2009, less a percentage of primary social security benefits.
(3) Welfare benefits include (i) 85% of dental, medical and vision insurance premiums paid by the company for each named executive officer, under the insurance plans currently offered by the company, (ii) each named executive officer’s pro rata share of the group term life insurance and accidental death and dismemberment premiums, and (iii) reimbursement of health club dues for each named executive officer, up to a maximum of $1,800 a year. Welfare benefit amounts were calculated based on these benefits for a period of three years after termination of the employment for Mr. Sprowls and Ms. Tang and two years after termination of employment for each of the other named executive officers. We assumed, for the purposes of this table, that each executive officer would be reimbursed up to the maximum amount for health club benefits.
(4) We have estimated the value of this benefit as the difference between (i) the wholesale value of the company car which the executive officer has the right to purchase at the wholesale value, and (ii) the retail value of the car as shown in a national auto research publication.
(5) We measured the fair value of options which were not vested at December 31, 2009 using the difference between the exercise prices of the option grants and the price of our common shares on the date of each executive’s termination of employment, which we assumed was December 31, 2009. The closing price of our common shares as reported on The Wall Street Journal website (www.wsjonline.wsj.com) on December 31, 2009 was $35.41.
(6) We measured the fair value of restricted stock units which were not vested at December 31, 2009 assuming the price of our common shares on the date of each executive’s termination of employment was $35.41.
(7) We used 0.83% as the interest rate for determining the present value of the accelerated vesting of stock options and restricted stock units. As prescribed by the applicable regulations under Section 280G, this rate is equal to 120% of the applicable federal tax rate (compounded semiannually) for short-term periods for December 31, 2009 as set forth in Revenue Ruling 2009-38. If we make change in control payments to any executive officer that is in excess of three times his or her average taxable income from the company, then a 20% excise tax will be imposed under Section 4999 of the Internal Revenue Code on a portion of those payments, i.e., the excess parachute payments. In that event, we will make a tax gross up payment to the executive officer such that the executive officer will receive an amount (after payment of income and excise taxes) equal to the amount as if the executive officer did not have to pay the 20% excise tax on the excess parachute payments. We assumed that the executive officers would have a marginal combined federal and state income tax rate of 44.0690% for payments over $1 million and 43.3800% for under $1 million.
____________________

PROPOSAL 2: APPROVAL OF PERFORMANCE INCENTIVE PLAN

     We are asking you to approve our performance incentive plan. The board adopted the plan on July 28, 2009, effective January 1, 2009. The plan must be approved by the affirmative vote of a majority of the shares represented and voting on this proposal at the 2010 annual meeting in order for the plan to continue in effect.

Why did the board approve the performance incentive plan?

     We believe that our ability to attract capital at a low cost is based on our financial performance and that our utility customers benefit through lower rates when we are able to attract low cost capital. We believe that the plan will help us achieve that objective by (a) motivating executives selected to participate in the plan to maximize our performance both from a financial perspective and in serving our customers and (b) rewarding the participating executives with cash bonuses directly related to such performance.

What are the material terms of the performance incentive plan?

     The material terms of the plan are described below. The following summary is qualified in its entirety by the full text of the plan, which appears as Attachment 2 to this proxy statement.

     Purpose. Beginning in calendar year 2010, the performance incentive plan is intended to provide for bonuses that qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code and related IRS regulations. Under Section 162(m), a company may generally only deduct up to $1,000,000 of compensation paid to a named executive officer, unless the compensation is performance-based. In order for compensation to be performance-based under Section 162(m), the performance incentive plan must, among other things, be approved by shareholders.

     Any bonuses payable under the performance incentive plan for calendar 2009 are not intended to satisfy the requirements of Section 162(m). Contingent bonus opportunities will only be paid under the plan for calendar year 2010 and subsequent years if the performance incentive plan is approved by shareholders.

     Administration. The plan is administered by the compensation committee. Subject to the terms of the plan, the compensation committee has broad authority with respect to awards of bonus opportunities under the plan. The compensation committee’s authority includes, without limitation, the ability to select the participants who will be awarded bonus opportunities under the plan, to establish and administer the business criteria and performance targets applicable to the bonus opportunities awarded under the plan, to determine the amount of each participant’s bonus opportunity under the plan and actual bonus payment (if any), and to determine the time or times at which and the manner in which any bonuses will be paid.

     Eligibility. Persons eligible to receive awards under the plan include Robert J. Sprowls, our President and Chief Executive Officer, and any other key employee (including any officer) who is a senior vice president or vice president of the company or any of its subsidiaries. Currently, 14 key employees are considered eligible under the plan. We have awarded contingent bonus opportunities for 2010 under the plan to all of our executive officers. None of the independent members of the board is eligible to participate in the plan.

     Maximum Bonus Award. The maximum bonus amount that may be paid to any participant under the plan for any calendar year may not exceed $400,000.

     Business Criteria. Bonus opportunities awarded under the performance incentive plan become payable based upon the attainment of performance targets established by the compensation committee for each performance period with respect to one or more of the following business criteria or any combination of them:
  Earnings per share, including, for this purpose, the completion of actions that are expected to improve future earnings per share

  Shareholder return

  Customer satisfaction

  Customer complaints

  Capital expenditures

  Capital investments

  Significant deficiencies and material weaknesses under Section 404 of the Sarbanes-Oxley Act of 2002, including, for this purpose, any deficiency in the company’s internal control structures or procedures for financial reporting

  Operating revenue

  Revenues from specific facilities

  Net income from operations

  Net income

  Earnings (before or after interest, taxes, depreciation and/or amortization)

  Growth in earnings

  Return on equity

  Return on capital

  Economic value added

  Cash flow
     We may establish the business criteria on a consolidated basis or for one or more subsidiaries, divisions, segments, facilities, business units or any combination of them.

     Performance Targets. For performance periods beginning after December 31, 2009, the performance targets for bonus opportunities awarded under the plan will generally be established within the first 90 days of the performance period (and before 25% or more of the performance period has elapsed). The compensation committee will establish the performance targets while the performance relative to the target remains substantially uncertain. The compensation committee may establish the performance targets with respect to our performance on a stand-alone basis, or with respect to our performance measured against peer companies or an index. Performance targets will be established in a manner that provides for an objective formula or standard for determining the amount of each participant’s bonus.

     Performance Periods. The compensation committee may establish performance periods for bonus opportunities awarded under the plan as the calendar year, any portion of a calendar year, or any period of multiple calendar years.

     Discretion to Reduce (but not Increase) Bonuses. The compensation committee may approve payment of a bonus to a participant that is less than the bonus otherwise payable based on the attainment of the performance targets established by the compensation committee for the performance period. The compensation committee may also approve payment of no bonus to a participant in circumstances where the applicable performance targets established by the compensation committee have been successfully attained. However, the compensation committee does not have the discretion to approve payment of a bonus to any participant that is greater than the bonus payable based on the attainment of the performance targets established for the performance period.

     Adjustments. In order to preserve the intended incentives and benefits of bonus opportunities awarded under the performance incentive plan, the plan generally requires that adjustments be made to eliminate the effects of:

  the gain, loss, income or expense resulting from changes in accounting principles that become effective during the performance period, and the gains or losses resulting from, and the direct expenses incurred in connection with, the purchase or disposition of a business.
     The compensation committee may, however, provide at the time it establishes the performance targets for any bonus opportunity that one or both of the foregoing adjustments will not be made as to a specific award.

     In addition, the compensation committee may determine at the time it establishes the performance targets for any bonus opportunity that other adjustments will apply to take into account any one or more of the following that occur with respect to the performance period:
  gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation, including, for this purpose, any matters being litigated with the Division of Ratepayer Advocates of the California Public Utilities Commission,

  the impact of impairment of tangible or intangible assets,

  the impact of investments or acquisitions made during the year or any prior year,

  derivative gains or losses attributable to fixed-price purchase contracts, and the impact of significant adverse market conditions on pension expenses.
     For any bonus opportunity that relates to or is based on the number or value of shares of our stock, additional adjustments will be made to reflect a change in capitalization (such as a stock split or dividend), a corporate transaction, such a merger, a consolidation, a separation (including a spin-off or other distribution of stock or property), or a reorganization.

     Continued Employment Required. Unless otherwise expressly provided with respect to certain bonus opportunities awarded under the plan, participants must generally be employed by us on the payment date in order to receive payment of any bonus earned under the plan.

     Compensation Committee Certification. Before any bonus earned under the plan may be paid, the compensation committee must certify that the applicable performance targets and any other terms of the bonus opportunity have been satisfied.

     Payment. We will generally pay any bonuses earned under the performance incentive plan as soon as practical following the compensation committee’s certification described above. However, we may defer the payment of bonuses or bonuses may be deferred at the election of a participant if the deferral satisfies the requirements of Sections 162(m) and 409A of the Internal Revenue Code and related IRS regulations.

     No Limit on Other Authority. The plan does not limit the authority of the compensation committee to grant awards or authorize any other compensation to any person under any other plan or authority.

     Termination of or Changes to the Plan. The board or the compensation committee may from time to time amend, suspend or terminate any or all of the provisions of the plan. Shareholder and/or board approval of any amendment will be required if such approval is necessary to comply with the applicable provisions of Section 162(m) of the Internal Revenue Code and related IRS regulations. For example, any increase in the maximum bonus amount that may be paid to any participant under the plan would require shareholder approval.

     The authority to grant new awards under the plan will terminate upon the first meeting of our shareholders that occurs in the fifth year following the year in which the shareholders first approve the plan, subject to any subsequent extension that may be approved by shareholders as required pursuant to Section 162(m) of the Internal Revenue Code and related IRS regulations.

What benefits may be paid under the performance incentive plan?

     During March of 2010, we awarded contingent bonus opportunities under the plan to our named executive officers and certain other key employees for the calendar 2010 performance period. These contingent bonus opportunities will only be paid if the plan is approved by the shareholders. For example, even if the applicable performance targets are attained, none of the contingent bonus opportunities will be paid unless the plan is approved by the shareholders.

     The target aggregate bonus for the president and chief executive officer, each senior vice president and each vice president for 2010 is 30%, 20% and 15%, respectively, of the 2010 base salary approved by the compensation committee for such executive officer. The following table sets forth the target value of the contingent bonus opportunities awarded under the plan for the calendar 2010 performance period to each of our named executive officers and to certain groups of individuals in the aggregate. If the plan is approved by the shareholders, the actual bonuses earned for the 2010 performance period may be more or less than the amounts reported below, depending on the degree to which the applicable performance targets are attained.

NEW PLAN BENEFITS

Performance Incentive Plan

Dollar Value ($)
Name and Position	at Target
Robert J. Sprowls, President and Chief Executive Officer	$142,500
Eva G. Tang, Senior Vice President-Finance, Chief Financial Officer,
Corporate Secretary and Treasurer	60,000
McClellan Harris III, Senior Vice President and Assistant Secretary of
American States Utility Services, Inc.	64,380
Denise Kruger, Senior Vice President-Regulated Utilities of Golden State
Water Company	66,220
James Gallagher, Vice President of Management Services of American
States Utility Services, Inc.	37,108
Executive Officer Group	637,793
Non-Executive Director Group	–
Non-Executive Officer Employee Group	–

What securities have been authorized for issuance under equity compensation plans of the company?

     We have made stock awards to our executive officers and managers under the 2000 plan and the 2008 plan. We have also made stock awards to our non-employee directors under the directors plan. We provide information regarding the securities which have been issued and which are available for issuance under these plans in the table set forth below as of December 31, 2009. This table does not include any common shares that may be issued under our 401(k) plan.

SECURITIES ISSUED UNDER EQUITY COMPENSATION PLANS

(c)(1)
	(a)(1)		Number of securities
	Number of		remaining available for
	securities	(b)	future issuance under
	to be issued upon	Weighted-average	equity
	exercise of	exercise price of	compensation plans
	outstanding options,	outstanding options,	(excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in column (a))
Equity compensation plans
approved by shareholders	669,503	$31.62	1,176,295
Equity compensation plans not
approved by shareholders	–	–	–

Total	669,503	$31.62	1,176,295

(1) Amounts shown are for options granted only. At December 31, 2009, there were 35,346 restricted stock units outstanding that had been granted to employees under the 2000 plan and the 2008 plan and 51,887 restricted stock units outstanding that had been granted to directors under the directors plan. Each restricted stock unit was issued with dividend equivalent rights until the restricted stock unit vests or is terminated earlier pursuant to the term of the grant. We may not grant restricted stock units with respect to more than 118,000 of our common shares under the directors plan.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE PERFORMANCE INCENTIVE PLAN SUMMARIZED ABOVE AND SET FORTH IN ATTACHMENT 2.

PROPOSAL 3: RATIFY PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The audit and finance committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ended December 31, 2010, subject to reconsideration if our shareholders do not ratify this appointment. We expect representatives of PricewaterhouseCoopers LLP to attend the 2010 annual meeting. They will have an opportunity to make a statement at the 2010 annual meeting, if they desire to do so. They will also be available to respond to appropriate questions from you if you attend the 2010 annual meeting.

What are the audit and finance committee’s pre-approval policies and procedures?

     The audit and finance committee adopted a policy statement on February 2, 2004 regarding the approval of audit, audit-related, tax and other services provided by our registered public accounting firm. This policy statement specifies guidelines and procedures we will use to assist us in maintaining the independence of our registered public accounting firm and complying with Sections 201 and 202 of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated by the Securities and Exchange Commission. The audit and finance committee administers this policy statement. The policy statement established the four categories of permitted services described below, the reporting procedure for each category of permitted services, prohibited services and the pre-approval process we use for each category of permitted service.
____________________

     The audit and finance committee has reviewed the advisability and acceptability of utilizing our external auditor, PricewaterhouseCoopers LLP, for non-audit services. In reviewing this matter, the committee focused on the ability of our external auditor to maintain its independence. Based on input from management and the committee’s review of procedures established by PricewaterhouseCoopers LLP, the committee finds that it is both advisable and acceptable to employ our external auditor for certain limited non-audit services from time-to-time.

Principal accounting fees and services

     We have estimated the aggregate fees billed or fees we expect to be billed to us by PricewaterhouseCoopers LLP for the years ended December 31, 2009 and 2008 as follows:

Type of Fee	2008	2009
Audit Fees	$1,141,536	$1,090,030
Audit-Related Fees	-	-
Tax Fees	146,471	126,101
All Other Fees	-	-
Total	$1,288,007	$1,216,131

     Audit Fees

     Audit fees represent the aggregate fees billed, or fees we expect to be billed, for professional services rendered in connection with the audit of our annual financial statements, a review of our financial statements included in our Form 10-Qs filed with the Securities and Exchange Commission and services normally provided by our accountants in connection with statutory or regulatory filings and engagements. The audit fees also include attestation services rendered in connection with the Sarbanes-Oxley Act of 2002 and out-of-pocket expenses incurred in providing audit services.

     Audit-Related Fees

     Audit-related fees represent the aggregate fees billed, or fees we expect to be billed, for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements and are not included in audit fees. On a quarterly basis, the audit and finance committee pre-approves a specific quarterly limit on the amount of audit-related fees for non-audit services. Management is also required to report the specific engagements to the committee and obtain specific pre-approval from the committee. All fees listed above have been pre-approved by the audit and finance committee.

     Tax Fees

     Tax fees represent the aggregate fees billed, or fees we expect to be billed, for professional services for tax compliance, tax advice and tax planning, including tax return review, review of tax laws and regulations and cases and other support in connection with complying with federal and state tax reporting and payment requirements. All tax fees have been pre-approved by the audit and finance committee.

     All Other Fees

     We have not been billed and do not expect to be billed for other products or services not included in the categories discussed above.

OTHER MATTERS

     Our management knows of no business, other than that mentioned above, to be transacted at the 2010 annual meeting. Unless otherwise instructed, the named proxies intend to vote in accordance with their judgment on any other matter that may properly come before the 2010 annual meeting.

OBTAINING ADDITIONAL INFORMATION FROM US

     This proxy statement incorporates by reference certain information from our financial statement footnotes in our Form 10-K for the year ended December 31, 2009. We undertake, on written or oral request, to provide you (or a beneficial owner of our securities entitled to vote), without charge, a copy of our annual report on Form 10-K for the year ended December 31, 2009 as filed with the Securities and Exchange Commission, including our financial statements and schedules. You should address your requests to the corporate secretary at American States Water Company, 630 East Foothill Boulevard, San Dimas, California 91773, telephone number 909-394-3600.

     Unless we have been instructed otherwise, we are delivering only one proxy statement to multiple security holders sharing the same address. We will however, deliver promptly a separate copy of this proxy statement to a security holder at a shared address to which a single copy of this proxy statement was delivered, upon written or oral request. You may direct this request to us at the address or telephone number listed above. If you share an address with another shareholder and wish to receive a single copy of this proxy statement, instead of multiple copies, you may direct this request to us at the address or telephone number listed above.

     If you would like to reduce the costs incurred by the company in mailing proxy materials to you, you can consent to receiving future proxy materials, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions on your proxy card to vote by using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

     You may also visit our website at http://www.aswater.com to view the charters of our audit and finance committee, nominating and governance committee and compensation committee. We also provide a copy of our code of conduct and guidelines on significant governance issues on this website. You can find this information on our website by clicking on “Investors” and then clicking on “Governance.”

ATTACHMENT 1

AUDIT AND FINANCE COMMITTEE CHARTER
(Effective March 30, 2010)

AUDIT/FINANCE COMMITTEE CHARTER
(Applicable to American States Water Company and its subsidiaries, hereinafter “the
Corporation”)

PURPOSES: The Audit/Finance Committee (hereinafter, “the Committee”) is a committee of the Board of Directors (hereinafter, “the Board”). Its primary functions are: to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board have established, and the audit process; and to review and make recommendations to the Board with respect to the management of the financial affairs of the Corporation. In doing so, the Committee shall have the sole responsibility and authority to appoint, oversee, terminate and compensate the Corporation’s independent accountants. The Committee shall provide an avenue of communication between the Board, management, the internal auditors and the independent accountants.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management. The independent auditors are responsible for planning and conducting the audit, in order to report on the financial statements. Nor is it the duty of the Committee to conduct investigations or to assure compliance with laws and regulations and the Corporation’s code of conduct.

The outside auditor and internal audit function ultimately report to the Board of Directors and the Audit and Finance Committee of the Board of Directors.

ORGANIZATION: The Board shall appoint the members of the Committee annually. The Committee shall be composed of at least three, but not more than five, directors, each of whom shall meet the independence and experience requirements of the New York Stock Exchange and the Securities and Exchange Commission (“SEC”). At least one member shall have the experience and knowledge to meet the definition of “financial expert” as defined by the rules of the SEC.

The Chairman of the Board shall serve as an “ex-officio” member of the Committee. The Board shall appoint one of the members of the Committee as Chairperson. It is the responsibility of the Chairperson to schedule all meetings of the Committee and, with the assistance of management, provide the Committee with a written agenda for all meetings. Audit/Finance Committee members may receive no remuneration from the Corporation or its subsidiaries other than that received as members of the Board and committees of the Board.

In meeting its responsibilities, the Committee shall:

GENERAL
- - Have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall have unrestricted access to members of management and all information relevant to its responsibilities.

The Committee shall be empowered to retain independent counsel, accountants or others to assist it in the conduct of any investigation of matters brought to its attention within the scope of its duties as outlined herein.

- - Meet at least 4 times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meetings and provide pertinent information as necessary.

- - Submit the Committee meeting minutes and report actions of the Committee to the Board with such recommendations as the Committee may deem appropriate.

- - Review the Committee’s charter annually and update as necessary and annually review its own performance.

- - Review accounting and financial human resources and succession planning within the Corporation.

- - Review and make recommendations to the board of directors regarding any transactions with related persons as defined in Item 404 of Regulation S-K.

- - Perform such other functions assigned by law, the Corporation’s bylaws, or the Board.

- - Receive reports under Section 10A of the Securities Exchange Act, which requires the Corporation’s independent auditors to report illegal acts (other than those which are inconsequential) to the Committee.

- - Meet at least quarterly with the internal auditor, the independent accountants and the chief financial officer in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee. Among the items to be discussed in these meetings are the independent accountants’ evaluation of the Corporation’s financial, accounting and auditing personnel and the cooperation and/or any conflicts experienced with management during the course of the audit or other related engagements.

RISK ASSESSMENT
- -Discuss this Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures with management and any director that has been appointed by the Board to serve as a liaison between the Corporation’s enterprise risk management committee and this Committee and the Board (the “ERM Liaison”).

- -Discuss with management and any ERM liaison that may be appointed by the Board from time to time policies and guidelines used by senior management to assess and manage this Corporation’s significant financial risks or exposures.

- - Review and evaluate the effectiveness of the Corporation’s process for assessing significant financial risks or exposures and the effectiveness of the steps management has taken to minimize such financial risks to the Corporation.

INTERNAL CONTROLS
- - Consider and review with management, the independent accountants (to the extent consistent with, or required by, their professional duties) and internal auditing:

1.
The adequacy and effectiveness of, or weaknesses in, the Corporation’s internal controls including computerized information system controls and security, the overall control environment and accounting and financial controls.

2.
Any related significant findings and recommendations of the independent accountants and internal auditing together with management’s responses thereto, including the timetable for implementation of recommendations to correct weaknesses in internal controls.

- - Review with internal auditing the intended level of support for, and coordination with, the independent accountants. Discuss with the independent accountants their plans, if any, to use the work of internal auditing.

- - Discuss with management, the Corporation’s independent accountants (to the extent consistent with, or required by, their professional duties), and internal auditing, the status and adequacy of management information systems and other information technology, including the significant risks related thereto and major controls over such activities.

2

FINANCIAL REPORTING
- - Review filings with the SEC (including, without limitation “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” when applicable) and other significant published documents filed with other agencies containing the Corporation’s consolidated financial statements, including annual and interim reports, pre-announced press releases of earnings, statutory filings, as well as financial information and earnings guidance provided to analysts and ratings agencies, and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

- - Review with management and the independent accountants at the completion of the annual examination:

1.	The Corporation’s (and its separately reporting or consolidated subsidiaries, as applicable) annual consolidated financial statements and related footnotes.

2.	The independent accountants’ audit of the consolidated financial statements and its report thereon (and any separate reports on statements of subsidiaries, as applicable).

3.	Any significant changes required in the independent accountants’ audit plan.

4.	Any serious difficulties or disputes with management encountered during the course of the audit.

5.	The existence of significant estimates and judgments underlying the financial statements, including the rationale behind those estimates as well as the details on material accruals and reserves.

6.	Other matters related to the conduct of the audit that are to be communicated to the Committee under generally accepted auditing standards or pursuant to the rules of the SEC or the requirements of the New York Stock Exchange.

7.	Review the Corporation’s accounting principles and proposed changes thereto.

- - Review the adequacy and appropriateness of the Corporation’s code of business conduct.

- - Advise the Board with respect to the Corporation’s policies and procedures regarding compliance with applicable laws and regulations.

EXTERNAL INDEPENDENT AUDITOR
- - Review and consult with the Board concerning the independent accountants to be nominated to audit the consolidated financial statements of the Corporation and any separately reported subsidiaries. The Committee, however, shall have direct responsibility for appointing the independent accountants and has sole authority to approve the compensation of the independent accountants and to review and approve the discharge of the independent accountants.

- - Approve, in advance, all audit services, and all non-audit services provided by the Corporation’s independent auditors that are not specifically prohibited under Sarbanes-Oxley unless such services are approved in accordance with policies relating to approval of services provided by the auditor duly adopted by the Committee. Non-audit services need not be approved in advance only if (1) (a) the aggregate amount of all such non-audit services are not more than 5% of all amounts paid to the independent auditors during the fiscal year, (b) they were not recognized to be non-audit services at the time of the engagement, and (c) they are promptly brought to the attention of the Committee and approved prior to the completion of the audit; or (2) if approved in accordance with policies relating to approval of services provided by the auditor duly adopted by the Committee.

3

- - Meet with and review the scope and approach for the proposed annual audit with the independent accountants to:

1.	Assess the external auditors’ process for identifying and responding to key audit and internal control risks.

2.	Review the external auditors’ identification of issues and business and financial risks and exposures.

3.	Discuss with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to the conduct of the audit.

- - Confirm and assure the independence of the independent accountants in writing, including a review of the nature of all services and related fees provided by the independent accountants.

- - Review the qualifications of the independent accountant.

- - Direct the attention of the independent accountants to specific matters or areas deemed by the Committee to be of special significance; and authorize the independent accountants to perform such supplemental reviews or audits.

- - Instruct the independent accountants to communicate directly to the Committee any serious difficulties or disputes with management and resolve disputes between management and the independent accountants.

- - Recommend to the Board policies for the Corporation’s hiring of employees or former employees of the independent accountants who were engaged on the Corporation’s account.

- - At least annually, obtain and review from the independent accountants, a report describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and all relationships between the independent accountants and the Corporation.

- - Obtain and review any additional reports required to be obtained from the independent accountants pursuant to the rules of the SEC or the requirements of the New York Stock Exchange.

INTERNAL AUDITOR
- - Meet with the internal auditor and evaluate the internal audit process for establishing the annual internal audit plans and the focus on risk and the intended level of support for, and coordination with, the independent accountants.

- - Consider, in consultation with the internal auditors, the audit scope and the overall role of the internal auditors.

- - Review and evaluate the scope, risk assessment and nature of the internal auditors’ plan and any subsequent changes, including whether or not the internal auditors’ plan is sufficiently linked to the Corporation’s overall business objectives and management’s success and risk factors.

- - Receive prior to each meeting, a summary of the findings from completed internal audits since the prior such report and a progress report on the proposed audit plan, with explanations of deviations therefrom.

4

- - At least annually, consider and review with management and internal auditing:

1.	Significant findings during the year and management’s responses thereto, including the timetable for implementation of the recommendations to correct weaknesses in internal control.

2.	Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

3.	Any changes required in the planned scope of their audit plan.

4.	The internal auditing department budget and staffing.

- - Internal auditing department’s compliance with The IIA’s Standards for the Professional Practice of Internal Auditing.

- - Review and concur in the appointment, replacement, reassignment, or dismissal of personnel in internal auditing.

- - Confirm and assure the independence of the internal auditor function within the Corporation.

FINANCE MATTERS
- - Review and make recommendations thereon to the Board for the following:

1.	Proposed changes to the capital structure of the Corporation, including the establishment or revision of bank lines of credit or other short-term borrowing arrangements, the issuance of any intermediate or long-term indebtedness and the issuance of additional equity securities.

2.	Proposed capital expenditures budget of the Corporation.

3.	Performance of the investment manager for the Pension Plan assets.

4.	Financial impact of the implementation of all compensation and employee benefit plans and of any amendments or modifications thereto and the actuarial assumptions and financial policies pertaining to the investment of funds related to such plans.

5.	Operations of and reporting for all employee benefit plans to ensure that they are operated in accordance with existing legal requirements and sound financial principles.

- - Consider, review and make appropriate recommendations to the Board with respect to all other financial matters of the Corporation specifically delegated to it by the Board in the management of the financial affairs of the Corporation.

- - Review the activities of management in the sale and issuance of specific debt and equity securities, when specifically authorized to do so by action of the Board.

REPORTS
- - Prepare the report required by the rules of the SEC to be included in the Corporation’s annual proxy statement.

5

- - Submit a written affirmation annually, or whenever the composition of the Committee changes, to the New York Stock Exchange certifying that the Committee meets the requirements of the New York Stock Exchange.

- - Disclose in this Corporation’s annual proxy statement, or, if a proxy statement is not filed, its annual report on Form 10-K that this Charter is available on or through its website and provide the website address on which this Charter is posted. Also disclose any amendments to this Charter in this Corporation’s annual proxy statement, or, if a proxy statement is not filed, its annual report on Form 10-K.

Dated as of March 30, 2010.

6

ATTACHMENT 2

AMERICAN STATES WATER COMPANY
2010 PERFORMANCE INCENTIVE PLAN
(Effective January 1, 2009)

AMERICAN STATES WATER COMPANY
PERFORMANCE INCENTIVE PLAN

Section 1. Purpose of Plan

     The purpose of the American States Water Company Performance Incentive Plan (the “Plan”) is to promote the success of American States Water Company, a California corporation, (the “Corporation”) by (a) motivating executives selected to participate in the Plan to maximize the performance of the Corporation both from a financial perspective and in serving its customers and (b) rewarding the executives with cash bonuses directly related to such performance. The Corporation’s board of directors recognizes that the ability of the Corporation and its subsidiaries to attract capital at a low cost is based on its financial performance and that the Corporation’s utility customers benefit through lower rates when the Corporation is able to attract low cost capital.

     This Plan is intended to provide Bonuses for Performance Periods beginning after December 31, 2009, that qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). The Bonuses payable for the year ending on December 31, 2009, are not intended to satisfy Section 162(m).

     This Plan is adopted effective as of January 1, 2009; provided, however, that its continued effectiveness after December 31, 2009, is subject to shareholder approval of the Plan before December 31, 2010.

Section 2. Definitions and Terms

     2.1 Accounting Terms. Except as otherwise expressly provided or the context otherwise requires, financial and accounting terms in this Plan and the Awards granted under this Plan are used as defined for purposes of, and shall be determined in accordance with, generally accepted accounting principles, as from time to time in effect, as applied and included in the consolidated financial statements of the Corporation, prepared in the ordinary course of business.

     2.2 Specific Terms. The following words and phrases as used herein shall have the following meanings unless a different meaning is plainly required by the context:

     “ASUS” means American States Utility Services, Inc. and its subsidiaries.

     “Award” means an award under this Plan of a conditional opportunity to receive a Bonus if the applicable Performance Targets are satisfied in the applicable Performance Period.

     “Bonus” means a cash payment or a cash payment opportunity under the Plan, as the context requires.

     “Business Criteria” means any one or any combination of the following business criteria: earnings per share, shareholder return, customer satisfaction, customer complaints, capital expenditures, capital investments, significant deficiencies and material weaknesses under Section 404 of the Sarbanes-Oxley Act of 2002, operating revenue, revenues from specific facilities, net income from operations, net income, earnings (before or after interest, taxes, depreciation and/or amortization), growth in earnings, return on equity, return on capital, economic value added, and cash flow.

     “Code” means the Internal Revenue Code of 1986, as amended from time to time.

     “Committee” means the Compensation Committee of the Corporation’s Board of Directors.

     “Company” means American States Water Company, a California corporation, and its subsidiaries.

1

     “Corporation” means American States Water Company, a California corporation.

     “Executive” means the Chief Executive Officer of the Corporation and any other key employee (including any officer) of the Company who is a Senior Vice President or Vice President.

     “Participant” means an Executive selected to participate in the Plan by the Committee.

     “Performance Period” means the Year or Years (or portions thereof) with respect to which the Performance Targets are set by the Committee.

     “Performance Targets” means the specific objective goal or goals that are timely set in writing by the Committee pursuant to Section 4.2 for each Participant for the applicable Performance Period in respect of any one or more of the Business Criteria.

     “Plan” means this American States Water Company Performance Incentive Plan.

     “Regulated Utility” means Golden State Water Company and Chaparral City Water Company and any other regulated utility acquired by the Company.

     “Section 162(m)” means Section 162(m) of the Code, and the regulations promulgated thereunder, all as amended from time to time.

     “Section 409A” means Section 409A of the Code, and the regulations and any interpretative guidance promulgated thereunder, all as amended from time to time.

     “Year” means a calendar year commencing on or after January 1, 2009.

Section 3. Administration of the Plan

     3.1 Powers of the Committee. The Committee shall have the sole authority to establish and administer the Business Criteria and Performance Targets and the responsibility of determining from among the Executives those persons who will participate in and receive Awards under the Plan and, subject to the terms of the Plan, the amount of Awards, and the time or times at which and the manner in which Awards will be paid (which may include elective or mandatory deferral alternatives subject to Section 409A) and shall otherwise be responsible for the administration of the Plan, in accordance with its terms. The Committee shall have the authority to construe and interpret the Plan (except as otherwise provided herein) and any agreement or other document relating to any Awards under the Plan, may adopt rules and regulations governing the administration of the Plan, and shall exercise all other duties and powers conferred on it by the Plan, or which are incidental or ancillary thereto.

Section 4. Bonus Awards

     4.1 Provision for Bonus. Each Participant may receive a Bonus if the Performance Targets established by the Committee, relative to the applicable Business Criteria, are attained in the applicable Performance Period established by the Committee. The applicable Performance Period and Performance Targets shall be determined by the Committee consistent with the terms of the Plan and, after December 31, 2009, Section 162(m). Notwithstanding the fact that the Performance Targets have been attained, the Company may pay a Bonus of less than the amount determined by the formula or standard established pursuant to Section 4.2 or may pay no Bonus at all.

     4.2 Selection of Performance Targets. With respect to Performance Periods beginning after December 31, 2009, the Committee must establish the specific Performance Targets with respect to the Business Criteria within the first 90 days of the Performance Period (and, in the case of any Performance Period of less than one year, in no event after 25% or more of the Performance Period has elapsed) and while the performance relating to the Performance Targets remains substantially uncertain within the

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meaning of Section 162(m). The Committee may establish the Performance Targets with respect to any Performance Period on a stand-alone basis with respect to the Corporation or on a relative basis with respect to any peer companies or index selected by the Committee. The Committee may establish the Performance Targets with respect to any Performance Period on the basis of one or more of the Business Criteria for the Corporation on a consolidated basis or for one or more of the Corporation’s subsidiaries, divisions, segments, facilities or business units or any combination of the foregoing. At the time the Committee selects the Performance Targets, the Committee shall provide, in terms of an objective formula or standard for each Participant the method of computing the specific amount that will represent the maximum amount of Bonus payable to the Participant if the Performance Targets are attained, subject to Sections 4.1, 4.3, 4.7, 5.1 and 5.7. The objective formula or standard shall preclude the use of discretion to increase the amount of any Bonus earned pursuant to the terms of the Award.

     4.3 Maximum Annual Bonuses. Notwithstanding any other provision hereof, the maximum amount that may be payable in respect of all Awards under this Plan to any single Executive for any one Year shall not exceed $400,000.

     4.4 Selection of Participants. For each Performance Period, the Committee shall determine, at the time it sets the Business Criteria and the Performance Target(s), those Executives who will participate in the Plan. At the time that the Committee establishes the applicable Performance Targets for any Year, the Committee shall also specify, subject to the limitation specified in Section 4.3, the maximum individual amount payable to each Executive for such Year.

     4.5 Termination of Employment. In the event of the termination of employment of a Participant prior to the payment of a Bonus, the Participant shall not be entitled to any payment in respect of the Bonus, unless otherwise expressly provided by the terms of the applicable Award, another written contract with the Corporation or by the Committee in its sole discretion.

     4.6 Adjustments. To preserve the intended incentives and benefits of an Award, the Committee shall adjust the Performance Targets or Business Criteria to eliminate the effects of the following: (i) the gain, loss, income or expense resulting from changes in accounting principles that become effective during the Performance Period, and (ii) the gains or losses resulting from, and the direct expenses incurred in connection with, the purchase or disposition of a business. The Committee may, however, provide at the time it establishes the Performance Targets that one or both of the foregoing adjustments will not be made as to a specific Award. In addition, the Committee may determine at the time it establishes the Performance Targets that other adjustments shall apply to the objective formula or standard with respect to the applicable Performance Target to take into account, in whole or in part, in any manner specified by the Committee, any one or more of the following with respect to the Performance Period: (a) gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation, (b) the impact of impairment of tangible or intangible assets, (c) the impact of investments or acquisitions made during the year or, to the extent provided by the Committee, any prior year, (d) derivative gains or losses attributable to fixed-price purchase contracts and (e) the impact of significant adverse market conditions on pension expenses. Each of the adjustments described in this Section 4.6 may relate to the Company as a whole or any part of the Company’s business or operations, as determined by the Committee at the time the Performance Targets are established. The adjustments are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee. In addition to the foregoing, the Committee shall adjust any Business Criteria, Performance Targets or other features of an Award that relate to or are wholly or partially based on the number of, or the value of, any shares of stock of the Corporation or any of its subsidiaries, to reflect a change in the capitalization, such as a stock split or dividend, or a corporate transaction, such as a merger, consolidation, separation (including a spin-off or other distribution of stock or property), or a reorganization.

     4.7 Committee Discretion to Determine Bonuses. The Committee has the sole discretion to determine the standard or formula pursuant to which each Participant’s Bonus shall be calculated (in

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accordance with Sections 4.1 and 4.2), whether all or any portion of the amount so calculated will be paid, and the specific amount (if any) to be paid to each Participant, subject in all cases to the terms, conditions and limits of the Plan and of any other written commitment authorized by the Committee. To this same extent, the Committee may at any time establish (and, once established, rescind, waive or amend) additional conditions and terms of payment of Bonuses (including but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it may deem desirable in carrying out the purposes of the Plan and may take into account such other factors as it deems appropriate in administering any aspect of the Plan. The Committee may not, however, increase the maximum amount permitted to be paid to any individual under Section 4.2, 4.3, 4.4 or 4.5 of the Plan or award a Bonus under this Plan if the applicable Performance Targets have not been satisfied.

     4.8 Committee Certification. No Executive shall receive any payment under the Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the amount thereof has been accurately determined in accordance with the terms, conditions and limits of the Plan and that the Performance Targets and any other material terms previously established by the Committee or set forth in the Plan were in fact satisfied.

     4.9 Time of Payment; Deferred Amounts. Any Bonuses granted by the Committee under the Plan shall be paid as soon as practicable following the Committee’s determinations under this Section 4 and the certification of the Committee’s findings under Section 4.8. Any such payment shall be in cash or cash equivalent or in such other form of equal value on such payment date as the Committee may approve or require, subject to applicable withholding requirements. Notwithstanding the foregoing, the Committee, in its sole discretion (but subject to compliance with Section 162(m) and the applicable provisions of Section 409A and to any prior written commitments and to any conditions consistent with Sections 4.3 and 5.7 that it deems appropriate), may defer the payout or vesting of any Bonus and/or provide to Participants the opportunity to elect to defer the payment of any Bonus under a nonqualified deferred compensation plan. Any action by the Committee or any election made by an Executive to defer payment of any Bonus shall be made not later than the date(s) required to avoid the acceleration of income recognition and the imposition of an additional rate of tax under Section 409A. In the case of any deferred payment of a Bonus after the attainment of the applicable Performance Target(s), any amount in excess of the amount otherwise payable shall be based on either Moody’s Average Corporate Bond Yield (or such other rate of interest that is deemed to constitute a “reasonable rate of interest” for purposes of Section 162(m)) over the deferral period or the return over the deferral period of one or more predetermined actual investments such that the amount payable at the later date will be based upon actual returns, including any decrease or increase in the value of the investment(s), unless the alternative deferred payment is otherwise exempt from the limitations under Section 162(m).

Section 5. General Provisions

     5.1 No Right to Awards or Continued Employment. Neither the establishment of the Plan nor the provision for or payment of any amounts hereunder nor any action of the Company (including, for purposes of this Section 5.1, any predecessor or subsidiary), the Board of Directors of the Corporation or the Committee in respect of the Plan shall be held or construed to confer upon any person any legal right to receive, or any interest in, an Award or any other benefit under the Plan, or any legal right to be continued in the employ of the Company. The Company expressly reserves any and all rights to discharge an Executive in its sole discretion, without liability of any person, entity or governing body under the Plan or otherwise. Nothing in this Section 5.1, however, is intended to adversely affect any express independent right of any person under a separate employment agreement. Notwithstanding any other provision hereof and notwithstanding the fact that the Performance Targets have been attained and/or the individual maximum amounts hereunder have been calculated, the Company shall have no obligation to pay any Bonus hereunder nor to pay the maximum amount so calculated or any prorated amount based on service during the period, unless the Committee otherwise expressly provides by written contract or other written commitment.

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     5.2 Discretion of Company, Board of Directors and Committee. Any decision made or action taken by the Company or by the Board of Directors of the Corporation or by the Committee arising out of or in connection with the creation, amendment, construction, administration, interpretation and effect of the Plan shall be within the absolute discretion of such entity and shall be conclusive and binding upon all persons. No member of the Committee shall have any liability for actions taken or omitted under the Plan by the member or any other person.

     5.3 No Funding of Plan. The Company shall not be required to fund or otherwise segregate any cash or any other assets which may at any time be paid to Participants under the Plan. The Plan shall constitute an “unfunded” plan of the Company. The Company shall not, by any provisions of the Plan, be deemed to be a trustee of any property, and any rights of any Participant or former Participant shall be no greater than those of a general unsecured creditor or shareholder of the Company, as the case may be.

     5.4 Non-Transferability of Benefits and Interests. Except as expressly provided by the Committee, no benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Participant or former Participant. This Section 5.4 shall not apply to an assignment of a contingency or payment due (i) after the death of a Participant to the deceased Participant’s legal representative or beneficiary or (ii) after the disability of a Participant to the disabled Participant’s personal representative.

     5.5 Law to Govern. All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of California.

     5.6 Non-Exclusivity. The Plan does not limit the authority of the Company, the Board or the Committee, or any subsidiary of the Company to grant awards or authorize any other compensation to any person under any other plan or authority.

     5.7 Section 162(m) Conditions. It is the intent of the Company that the Plan and Awards made hereunder satisfy and be interpreted in a manner, which, in the case of Participants who are persons whose compensation is subject to Section 162(m), satisfies any applicable requirements as performance-based compensation. Any provision, application or interpretation of the Plan inconsistent with this intent to satisfy the standards in Section 162(m) of the Code shall be disregarded.

Section 6. Amendments, Suspension or Termination of Plan

     The Board of Directors or the Committee may from time to time amend, suspend or terminate in whole or in part, and if suspended or terminated, may reinstate, any or all of the provisions of the Plan. Notwithstanding the foregoing, no amendment shall be effective without Board of Directors and/or shareholder approval if such approval is necessary to comply with the applicable provisions of Section 162(m). To the extent applicable, it is intended that the Plan and all Awards hereunder comply with the requirements of Section 409A of the Code, and the Plan and all award agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code.

Section 7. Expiration of Authority to Grant Awards

     As required pursuant to Section 162(m), the Committee’s authority to grant new Awards under the Plan shall terminate upon the first meeting of the Corporation’s shareholders that occurs in the fifth year following the year in which the Corporation’s shareholders first approve this Plan, subject to any subsequent extension that may be approved by shareholders.

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630 East Foothill Boulevard, San Dimas, California 91773
909-394-3600 www.aswater.com

AMERICAN STATES WATER COMPANY 630 EAST FOOTHILL BOULEVARD SAN DIMAS, CA 91773
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends that you vote FOR the following:
1.	Election of Directors
Nominees

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐

01	Robert F. Kathol	02	Gary F. King	03	Lloyd E. Ross

The Board of Directors recommends you vote FOR the following proposal(s):		For	Against	Abstain

2	To approve the Performance Incentive Plan	☐	☐	☐

3	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm.	☐	☐	☐

For address change/comments, mark here. (see reverse for instructions)			☐

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

INFORMATION ABOUT ATTENDING

We will hold the Annual Meeting at The Langham Hotel, 1401 South Oak Knoll Avenue, Pasadena, California 91106.

Shareholders must present a ticket to be admitted to the Annual Meeting. For shareholders of record, your admission ticket is the detachable portion of your proxy form. Please have your ticket out and available when you reach the registration area at the Annual Meeting.

For shareholders who hold shares through a brokerage firm, bank or other holder of record, your ticket is the copy of your latest account statement showing your investment in American States Water Company. Please present your account statement to the Company representative at the Annual Meeting. You will not, however, be entitled to vote your shares at the Annual Meeting, unless you have obtained a legal proxy from your broker, bank or other shareholder of record. A copy of your account statement is not sufficient for this purpose.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10-K Wrap is/are available at www.proxyvote.com.

AMERICAN STATES WATER COMPANY
2010 ANNUAL MEETING OF SHAREHOLDERS
May 27, 2010
This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Lloyd E. Ross and N.P. Dodge, Jr., and each or any of them, proxies of the undersigned, each with full power of substitution, to vote in their discretion at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") and any adjournments thereof. The Annual Meeting will be held on Thursday, May 27, 2010 at 10:00 a.m., Pacific Time at The Langham, 1401 South Oak Knoll Avenue, Pasadena, California.

This proxy, when properly executed, will be voted in the manner described herein by the undersigned shareholder(s) and the named proxies will, in their sole discretion, vote such shares on any other matters that may properly come before the meeting or any adjournments thereof. If no direction is made, this proxy will be voted FOR the listed Nominees and FOR the proposal. Further, if cumulative voting rights for the election of directors (Item 1) are exercised at the meeting, the proxies will cumulatively vote their shares as provided in the proxy statement. If a proposal is made to adjourn the meeting in order to enable management to continue to solicit proxies in favor of the proposal, the proxies will be voted in favor of adjournment, unless otherwise directed. The proxies will vote in favor of the election of a person as a director if a nominee named in the proxy statement is unable to serve or for good cause will not serve and on such other matters as are incident to the conduct of the annual meeting, unless otherwise instructed.

Address change / comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side